Exhibit 10.17

ATTENTION: COUNTY CLERK - THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE MORTGAGES AND DEEDS OF TRUST ON REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A MORTGAGE OR DEED OF TRUST, BUT ALSO AS A FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE MAILING ADDRESSES OF BORROWER (DEBTOR) AND LENDER (SECURED PARTY) ARE SET FORTH IN THIS INSTRUMENT.

RECORDING REQUESTED BY AND UPON

RECORDATION RETURN TO:

Dechert LLP

30 Rockefeller Plaza

New York, New York 10112-2200

Attention: Ellen M. Goodwin, Esq.

MSMCI Loan No. 03-15228

ALAMO STONECREST HOLDINGS, LLC,

and

ALAMO VISTA HOLDINGS, LLC, collectively, as trustor

(Borrower)

to

HERITAGE TITLE COMPANY OF AUSTIN, INC., as trustee

(Trustee)

for the benefit of

MORGAN STANLEY MORTGAGE CAPITAL INC., as beneficiary

(Lender)

DEED OF TRUST AND SECURITY AGREEMENT

Dated: December 31, 2003

THIS DEED OF TRUST AND SECURITY AGREEMENT (this “Security Instrument”) is made as of the 31st day of December, 2003, by ALAMO STONECREST HOLDINGS, LLC, a Delaware limited liability company, having an address at 11455 El Camino Real, Suite 200, San Diego, California 92130 and an organizational identification number of 030746621 (“Stonecrest”) and ALAMO VISTA HOLDINGS, LLC, a Delaware limited liability company, having an address at 11455 El Camino Real, Suite 200, San Diego, California 92130 and an organizational identification number of 030738109 (“Vista”; Stonecrest and Vista are individually or collectively (as the context requires) referred to herein as “Borrower”), as trustor, in favor of HERITAGE TITLE COMPANY OF AUSTIN, INC., having an office at 98 San Jacinto, Suite 400, Austin, Texas 78701 (“Trustee”), as trustee, for the benefit of MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation, having an address at 1221 Avenue of the Americas, New York, New York 10020 (together with its successors and assigns, “Lender”), as beneficiary.

RECITALS:

Borrower by (i) that certain Promissory Note A-1 given to Lender dated as of the date hereof (the “A-1 Note”), (ii) that certain Promissory Note A-2 given to Lender dated as of the date hereof (the “A-2 Note”), (iii) that certain Promissory Note A-3 given to Lender dated as of the date hereof (the “A-3 Note”) of even date herewith and (iv) that certain Promissory Note A-4 given to Lender dated as of the date hereof (the “A-4 Note”; each of the A-1 Note, the A-2 Note, the A-3 Note and the A-4 Note, together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively or individually (as the context requires) be referred to as the “Note” or the “Notes”; provided, that, any reference in any Loan Document (other than in this Security Instrument or in any of the individual Notes) to the “Note” as defined in this Security Instrument shall be deemed to collectively refer to all of the Notes) is indebted to Lender in the aggregate principal sum of $109,000,000 (the “Loan”) in lawful money of the United States of America, with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.

Borrower desires to secure the payment of the Debt (as defined in Article 2) and the performance of all of the Other Obligations (as defined in Article 2).

Article 1. GRANTS OF SECURITY

Section 1.1. PROPERTY GRANTED. For the purpose of securing payment and performance of the Obligations (as defined in Article 2), Borrower, for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration in hand paid, the receipt of which hereby is acknowledged, and the further consideration, uses, purposes and trusts herein set forth and declared, has granted, sold, bargained, transferred, assigned, set-over and conveyed and by these presents does grant, bargain, sell, transfer, assign, set-over and convey unto Trustee, and unto his or its successors in the trust hereby created and his or its assigns, forever, and grant a security interest in (each for the benefit of Lender and its successors and assigns) all of Borrower’s right, title and interest in and to the following property, rights, interests and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”):

(a) Land. The real property described in Exhibit A attached hereto (the “Land”);

(b) Additional Land. All additional lands, estates and development rights hereafter acquired by Borrower for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

(c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”);

(d) Easements. All easements, rights of way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Borrower of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

(e) Fixtures and Personal Property. All machinery, equipment, fixtures (including, but not limited to, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation and occupancy of the Land and the Improvements (collectively, the “Personal Property”), and the right, title and interest of Borrower in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the “Uniform Commercial Code”), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

(f) Leases and Rents. All leases and other agreements affecting the use, enjoyment or occupancy of the Land and the Improvements heretofore or hereafter entered into, including, without limitation, a guaranty of any such lease (a “Lease” or “Leases”) and that certain Lease Agreement by and among Borrower, as landlord, and Alamo Retail, Inc., a Delaware corporation, as tenant (the “Master Lessee”) entered into on or about the date hereof (the “Master Lease”) and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses)

from the Land and the Improvements (the “Rents”), subject to the license to collect and use such Rents pursuant to the provisions of Section 3.7 below, and all proceeds from the sale or other disposition of the Leases or the Master Lease;

(g) Condemnation Awards. All awards or payments, including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including but not limited to any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

(h) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property (whether or not Borrower is required to carry such insurance by Lender hereunder), including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property, subject to the provisions hereof;

(i) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

(j) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

(k) Agreements. All agreements, contracts, certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Borrower therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Borrower thereunder;

(l) Intangibles. All tradenames, trademarks, servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

(m) Letter of Credit Rights. All letter of credit rights (whether or not the letter of credit is evidenced by a writing) Borrower now has or hereafter acquires relating to the properties, rights, titles and interest referred to in this Section 1.1;

(n) Tort Claims. All commercial tort claims Borrower now has or hereafter acquires relating to the properties, rights, titles and interests referred to in this Section 1.1;

(o) Borrower Accounts. All payments for goods or property sold or leased or for services rendered arising from the operation of the Land and the Improvements, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper;

(p) Reserve Accounts. All reserves, escrows and deposit accounts required under the Loan Documents and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof;

(q) TIC Agreement. That certain Tenancy-in-Common Agreement executed by and among Vista and Stonecrest and dated as of December 3, 2003 (such agreements, together with all amendments, restatements, memoranda or other modifications thereof, collectively, the “TIC Agreement”);

(r) Assignments/Modifications of TIC Agreement. All assignments, modifications, extensions and renewals of the TIC Agreement and all credits, deposits, options, privileges and rights of Vista and/or Stonecrest under the TIC Agreement, including, but not limited to, any rights of first refusal relating thereto arising under Section 363(i) of the Bankruptcy Code;

(s) Proceeds. All proceeds of any of the foregoing items set forth in subsections (a) through (r); and

(t) Other Rights. Any and all other rights of Borrower in and to the items set forth in subsections (a) through (s) above.

Section 1.2. ASSIGNMENT OF RENTS. Borrower hereby absolutely and unconditionally assigns to Lender Borrower’s right, title and interest in and to all current and future Leases and Rents; it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of Section 3.7, Lender grants to Borrower a revocable license (revocable only as provided in Section 3.7) to collect and receive the Rents. All Rents shall be deposited, held and applied pursuant to (i) that certain Restricted Account Agreement by and among Borrower and Lender (among others) and (ii) that certain Cash Management Agreement dated as of the date hereof between Borrower and Lender (the “Cash Management Agreement”).

Section 1.3. SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Borrower in the Property. By executing and delivering this Security Instrument, Borrower hereby grants to Lender, as security for the Obligations, a security interest in the Property to the full extent that the Property may be subject to the Uniform Commercial Code. To the extent permitted by law, Borrower and Lender agree that with respect to all items of Personal Property, which are or will become fixtures on the Land, this Security Instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture filing” within the meaning of the applicable provisions of the Uniform Commercial Code of the State of Texas. Borrower is the record owner of the Land.

Section 1.4. PLEDGE OF MONIES HELD. Borrower hereby pledges to Lender any and all monies belonging to Borrower which are now or hereafter held by Lender, and which are (i) deposited in the Escrow Fund (as defined in Section 3.5), (ii) Net Proceeds (as defined in

Section 4.4), and/or (iii) condemnation awards or payments described in Section 3.6, as additional security for the Obligations until expended or applied as provided in this Security Instrument.

CONDITIONS TO GRANT

TO HAVE AND TO HOLD the above granted and described Property unto Trustee, as trustee for the benefit of Lender, to its successor in the trust created by this Security Instrument, and to its or their respective assigns forever, in trust, however, upon the terms and conditions set forth herein;

IN TRUST, WITH THE POWER OF SALE, to secure payment to Lender of the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument;

PROVIDED, HOWEVER, these presents are upon the express condition that, when all of the Obligations have been paid in full, Beneficiary shall request Trustee in writing to reconvey the Property, and shall surrender this Security Instrument and all notes and instruments evidencing the Obligations to Trustee.

Article 2. PAYMENTS

Section 2.1. DEBT AND OBLIGATIONS SECURED. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine in its sole discretion (the “Debt”): (a) the payment of the indebtedness evidenced by the Notes in lawful money of the United States of America; (b) the payment of interest, prepayment premiums, default interest, late charges and other sums, as provided in the Notes, this Security Instrument or the Other Security Documents (defined below); (c) the payment of all other moneys agreed or provided to be paid by Borrower in the Notes, this Security Instrument or the Other Security Documents (collectively sometimes referred to herein as the “Loan Documents”); (d) the payment of all sums advanced pursuant to this Security Instrument to protect and preserve the Property and the lien and the security interest created hereby; (e) the payment of all sums reasonably advanced and costs and expenses reasonably incurred (including unpaid or unreimbursed servicing and special servicing fees) by Lender in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the performance of all other obligations of Borrower contained herein and the performance of each obligation of Borrower contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of this Security Instrument, the Notes, or the Other Security Documents (collectively, the “Other Obligations”). Borrower’s obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the “Obligations.”

Section 2.2. PAYMENTS. Unless payments are made in the required amount in immediately available funds at the place where the Note is payable, remittances in payment of all or any part of the Debt shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where the Note is payable (or any other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall not cure any then-existing Event of Default (defined below).

Article 3. BORROWER COVENANTS

Borrower covenants and agrees that:

Section 3.1. PAYMENT OF DEBT. Borrower will pay the Debt at the time and in the manner provided in the Note and in this Security Instrument.

Section 3.2. INCORPORATION BY REFERENCE. All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents other than the Note or this Security Instrument now or hereafter executed by Borrower and/or others and by or in favor of Lender, which wholly or partially secure or guaranty payment of the Note (the “Other Security Documents”), are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

Section 3.3. INSURANCE.

(a) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender, shall obtain and maintain, or cause to be maintained, during the entire term of this Security Instrument policies of insurance for Borrower and the Property providing at least the following coverages:

(i) comprehensive all risk insurance (“Special Form”) including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Security Instrument shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of Twenty-Five Thousand and No/100 Dollars ($25,000.00) for all such insurance coverage and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the Full Replacement Cost, coverage for demolition costs and coverage for increased costs of construction. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster

Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such lesser amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, provided that the insurance required to be maintained pursuant to clauses (y) and (z) above shall be on terms consistent with the Special Form policy required pursuant to this subsection (i). Notwithstanding anything to the contrary in this Security Instrument, the insurance coverage described in the foregoing subparagraphs (y) and (z) shall be required (1) as of the date hereof only if determined to be necessary by Lender based upon its reasonable evaluation of third party reports, and (2) at any time hereafter in the event subsequent third party reports indicate a change in the condition of or circumstances surrounding the Property;

(ii) rental loss insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) in an annual aggregate amount equal to 100% of all rents or estimated gross revenues from the operation of the Properties (as reduced to reflect actual vacancies and expenses not incurred during a period of Restoration) and covering rental losses or business interruption, as may be applicable, for a period of at least twelve (12) months, after the date of the casualty, and notwithstanding that the Policy may expire prior to the end of such period; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income returns to the same level it was prior to the loss, or the expiration of six (6) months from the date of the completion of the Restoration, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income from the Property for the succeeding twelve (12) month period and a reasonable vacancy factor acceptable to Lender. All proceeds payable to Lender pursuant to this subsection shall be disbursed by Lender to Borrower immediately following Lender’s receipt thereof, provided no Event of Default is then in existence; provided, however, (i) if a Cash Management Period (as defined in the Cash Management Agreement) then exists, such proceeds shall be deposited into the Cash Management Account (as defined in the Cash Management Agreement) and disbursed in accordance with the applicable terms and conditions of the Cash Management Agreement, and (ii) that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iii) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form referenced in subsection (i), above, does not otherwise apply, (A) owner’s contingent or protective liability insurance, otherwise known as Owner Contractor’s Protective Liability, covering claims not covered by or under the terms or provisions of the commercial general liability insurance policy in (v) below; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(iv) comprehensive boiler and machinery insurance, if steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(v) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence; (B) to continue at not less than the aforesaid limit until reasonably required to be changed by Lender as provided in subsection 3.3(b) below; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability and (5) contractual liability covering the indemnities contained in Section 13.1 to the extent the same is available;

(vi) automobile liability coverage for all owned and non-owned vehicles, if any, used by Borrower in the operation of the Property, including rented and leased vehicles containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00);

(vii) umbrella liability insurance in an amount not less than Ten Million and No/100 Dollars ($10,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above, including, but not limited to, supplemental coverage for workers’ compensation and automobile liability, which umbrella liability coverage shall apply in excess of the automobile liability coverage in clause (vi) above;

(viii) so-called “dramshop” insurance or other liability insurance required in connection with the sale of alcoholic beverages; and

(ix) upon sixty (60) days’ written notice, such other reasonable insurance such as sinkhole or land subsidence insurance, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

(b) All insurance provided for in Section 3.3(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and (i) shall be issued by financially sound and responsible insurance companies reasonably approved by Lender, and authorized or licensed to do business in the state where the Property is located, with claims paying ability/financial strength ratings of “AA” or better by S&P (as defined in the Cash Management Agreement) and Fitch (as defined in the Cash Management Agreement) and “Aa2” or better by Moody’s (as defined in the Cash Management Agreement) and general policy ratings of A or better and financial classes of X or better by A.M. Best Company, Inc.; (ii) shall name Borrower as the insured and Lender as an additional insured, as its interests may appear; (iii) in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so called New York Non Contributory Standard Mortgagee Clause and (other than those strictly limited to liability protection) a Lender’s Loss Payable Endorsement (Form 438 BFU NS),

or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Lender; (v) shall be maintained throughout the term of this Security Instrument without cost to Lender; (vi) shall be assigned and, if requested in writing by Lender, the originals (or duplicate originals certified to be true and correct by the applicable insurer or its agent) delivered to Lender; and (vii) shall contain such provisions, consistent with the provisions hereof, as Lender deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements or clauses providing that (I) neither Borrower, Lender nor any other party shall be a co insurer under said Policies, (II) that Lender shall receive at least ten (10) days prior written notice of any modification, reduction or cancellation of any Policy, (III) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned, (IV) Lender shall not be liable for any Insurance Premiums (defined below) thereon or subject to any assessments thereunder, and (V) such Policies do not exclude coverage for acts of terror or similar acts of sabotage. Any blanket Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 3.3(a). Borrower shall pay the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the new Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided that such Insurance Premiums have not been paid to Lender or Lender’s servicing agent pursuant to Section 3.5 hereof). If Borrower does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any apparently expiring Policy, then Lender may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like; provided, however, such increased coverages shall not be requested more frequently than once every three years, and shall only be requested if such coverage is commercially available at commercially reasonable rates and such rates are consistent with those paid in respect of comparable properties in comparable locations, and Lender also reasonably determines that either (I) prudent owners of real estate comparable to the Property are maintaining same or (II) prudent institutional lenders (including without limitation, investment banks) to such owners are generally requiring that such owners maintain such insurance.

(c) If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be approved by Lender (the “Restoration”) and otherwise in accordance with Section 4.4 of this Security Instrument. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. In case of loss covered by Policies, Lender may either (1) settle and adjust any claim, or (2) allow Borrower to agree with the insurance company or companies on the amount to be paid upon the loss; provided, that (A) provided no Event of Default shall have occurred and be continuing, Borrower may adjust losses aggregating not in excess of the Threshold Amount (defined below) if such adjustment is carried out in a competent and timely manner and (B) if no Event of Default shall have occurred and be continuing, Lender shall not settle or adjust any such claim under clause (1), above, without the consent of Borrower, which consent shall not be unreasonably withheld or delayed. In any case Lender shall and is hereby authorized to collect and receipt for any such insurance proceeds; and the reasonable expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Borrower to Lender upon demand.

Section 3.4. PAYMENT OF TAXES, ETC. (a) Subject to the provisions of Sections 3.4(b) and 3.5 hereof, Borrower shall pay all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including without limitation vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and all charges for utility services provided to the Property prior to the same becoming delinquent. Borrower will deliver to Lender, promptly upon Lender’s written request, evidence satisfactory to Lender that the Taxes, Other Charges and utility service charges have been so paid or are not then delinquent. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge against the Property arising out of such Taxes, Other Charges and utility service charges. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Borrower shall furnish to Lender, promptly upon Lender’s written request, paid receipts for the payment of the Taxes and Other Charges.

(b) Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing under the Note, this Security Instrument or any of the Other Security Documents, (ii) Borrower is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Taxes from Borrower and from the Property or Borrower shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (vi) Borrower shall have deposited with Lender adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless Borrower has paid all of the Taxes under protest, and (vii) Borrower shall have furnished the security as may be required in the proceeding to insure the payment of any contested Taxes, together with all interest and penalties thereon.

Section 3.5. ESCROW FUND. Except as provided below, Borrower shall pay to Lender on the first day of each calendar month (a) one twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months and (b) one twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the amounts in (a) and (b) above shall be called the “Escrow Fund”). Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for Taxes and Other Charges directly from the appropriate taxing authority. The Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will timely apply the Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 3.3 and 3.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 3.3 and 3.4 hereof, Lender shall promptly return any excess to Borrower. In disbursing such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If the Escrow Fund is not sufficient to pay the items set forth in (a) and (b) above, Borrower shall promptly pay to Lender, upon demand, an amount which Lender shall estimate as sufficient to make up the deficiency. The Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Escrow Fund shall be payable to Borrower. Notwithstanding the foregoing, Borrower shall not be required to make deposits to the Escrow Fund for Taxes or Insurance Premiums pursuant to this Section 3.5 so long as (i) no Event of Default occurs and is continuing hereunder, (ii) Borrower pays all Taxes and Insurance Premiums by no later than ten (10) Business Days prior to the delinquency thereof, and (iii) Borrower provides Lender paid receipts for the payment of the Taxes and Insurance Premiums by no later than one (1) Business Day prior to the delinquency thereof. Upon the occurrence of a failure of any of the conditions specified in clauses (i) through (iii) above, Borrower shall, upon Lender’s demand therefor, commence making the deposits to the Escrow Fund required pursuant to this Section 3.5 commencing with the next Monthly Payment Date (as defined in the Note), which payments shall continue until Borrower corrects each such failure.

Section 3.6. CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Land and/or the Improvements and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender is hereby irrevocably appointed as Borrower’s attorney in fact coupled with an interest, with exclusive powers to collect, receive and apply to the Debt (or provide to Borrower to pay for Restoration) any award or payment for any taking accomplished through a condemnation or eminent domain proceeding and, at any time during which an Event of Default has occurred and is continuing, to make any compromise or settlement in connection therewith. All condemnation awards or proceeds shall be either (a) paid to Lender for application against the Debt or (b) applied to Restoration of the Property in accordance with Section 4.4 hereof. Notwithstanding any taking by any public or quasi public authority through eminent domain or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Security Instrument and the Debt shall not be reduced until any award or payment therefor shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided herein or in the Note. Any award or payment to be applied to the reduction or discharge of the Debt or any portion thereof may be so applied whether or not the Debt or such portion thereof is then due and payable. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been or may be sought, recovered or denied, to receive the award or payment, or a portion thereof sufficient to pay the unpaid portion of the Debt.

Notwithstanding anything contained in this Section 3.6 or this Security Instrument to the contrary, but subject to the provisions of Section 4.4, below, Lender may elect to (y) apply the net proceeds of any condemnation award (after deduction of Lender’s reasonable costs and expenses, if any, in collecting the same) in reduction of the Debt in such order and manner as Lender may elect, whether due or not, or (z) make the proceeds available to Borrower for the restoration or repair of the Property. Any implied covenant in this Security Instrument restricting the right of Lender to make such an election is waived by Borrower. In addition, Borrower hereby waives the provisions of any law prohibiting Lender from making such an election.

Section 3.7. LEASES AND RENTS. (a) Borrower does hereby absolutely and unconditionally assign to Lender, Borrower’s right, title and interest in the Master Lease and in all current and future Leases and Rents, it being intended by Borrower that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Lender shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Lender. Borrower agrees to execute and deliver to Lender such additional instruments, in form and substance satisfactory to Lender, as may hereafter be requested by Lender to further evidence and confirm such assignment. Nevertheless, subject to the terms of this Section 3.7, Lender grants to Borrower a revocable license (revocable only as provided herein) to operate and manage the Property and to collect, retain, and enjoy the Rents. Upon the occurrence of an Event of Default with respect to which Lender has given Borrower a notice of Lender’s exercise of its rights to accelerate the Debt pursuant to the terms and conditions hereof, and during the continuance thereof, without the need for further notice or demand, the license granted to Borrower herein shall automatically be revoked (subject to automatic reinstatement upon Borrower’s cure of such Event of Default), and Lender shall, subject to the provisions of the Other Security Documents, immediately be entitled to possession of all Rents, whether or not Lender enters upon or takes control of the Property. Subject to the provisions of the Other Security Documents, Lender is hereby granted by Borrower the right, at its option, during any period of revocation of the license granted herein, to enter upon the Property in person, by agent or by court appointed receiver to collect the Rents. Any Rents collected during the revocation of the license shall, subject to any contrary provision of the Other Security Documents, be applied by Lender against the Debt, in such order and priority as it may determine.

(b) All Leases entered into after the date hereof shall be written on the applicable standard form of lease which has been approved by Lender. Commercially reasonable changes may be made to the Lender-approved standard lease without the prior written consent of Lender in the ordinary course of Borrower’s business. All Leases shall provide that they are subordinate to this Security Instrument (subject to Lender’s agreement not to disturb such tenant’s tenancies while they are in compliance with the terms of their Lease) and that the tenant thereunder agrees to attorn to Lender.

(c) Borrower (i) shall observe and perform all material obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Lender of all notices of default which Borrower shall receive thereunder; (iii) shall not collect any of the Rents more than one (1) month in advance (other than security deposits and prepaid first and last month’s rent collected in the ordinary course of Borrower’s business); and (iv) shall not execute any other assignment of the lessor’s interest in the Leases or the Rents (provided, however, that the assignment of rights and the delegation of duties contained in the Master Lease shall not be deemed a violation of the foregoing proscription on assignments). Borrower (A) shall enforce all material terms, covenants and conditions contained in the Leases upon the part of the lessees thereunder to be observed or performed, short of termination thereof; (B) may alter, modify or change the terms of the Leases in any material respect without the prior written consent of Lender, provided that such alterations, modifications or changes are commercially reasonable alterations, modifications or changes agreed to in the ordinary course of Borrower’s business; (C) shall not, without Lender’s consent, convey or transfer or suffer or permit a conveyance or transfer of the Property or of any interest therein so as to effect a merger of the estates and rights, or a termination or diminution of the obligations of, tenants under the Leases; and (D) may approve or consent to any assignment of or subletting under the Leases in accordance with the terms of such Leases, without the prior written consent of Lender.

(d) Borrower, as the lessor thereunder, may enter into proposed lease renewals and new leases without the prior written consent of Lender, provided each such proposed lease: (i) shall provide for rental rates and terms agreed to in an arm’s length transaction; (ii) shall be to a tenant which Borrower reasonably determines to be capable and reputable; and (iii) shall comply with the provisions of subsection (b) above. Borrower may enter into a proposed lease which does not satisfy all of the conditions set forth in clauses (i) through (iii) immediately above, provided Lender consents in writing to such proposed lease, such consent not to be unreasonably withheld or delayed. Borrower expressly understands that any and all proposed leases are included in the definition of “Lease” or “Leases” as such terms may be used throughout this Security Instrument, the Note and the Other Security Documents. Borrower shall furnish Lender with executed copies of all Leases and any amendments or other agreements pertaining thereto.

(e) Notwithstanding anything to the contrary contained herein or in any other Loan Document, Borrower shall not, without the prior written consent of Lender, enter into, renew, extend, terminate (for reasons other than non-payment of rent), reduce rents under, permit an assignment or subleasing of (other than in accordance with its express terms) or otherwise amend, modify or waive any material or economic provisions of, accept a surrender of space under, or shorten the term of, any Major Lease or any instrument guaranteeing or providing credit support for any Major Lease. As used herein, the term “Major Lease” shall mean (i) the Master Lease, (ii) any Lease which, individually or when aggregated with all other Leases at the Property with the same tenant or any Affiliate (defined below) of such tenant, demises 20,000 square feet or more of the Property’s gross leasable area, (iii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the

Property (which such rights shall be deemed to be exclusive of any rights under any Lease to extend the term thereof or to lease additional space at the Property), or (iv) any instrument guaranteeing or providing credit support for the Master Lease or any Lease meeting the requirements of (ii) or (iii) above. As used above, the term “Affiliate” shall mean, with respect to any tenant under any Lease at the Property, any affiliate of such tenant, unless such affiliate (i) operates under a separate trade name and under a separate corporate or other similar division from such tenant, and (ii) is otherwise treated as a separate tenant under a separate Lease by Borrower.

(f) Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required for any leasing matters set forth in this Section, Lender shall have ten (10) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A DEED OF TRUST BETWEEN THE UNDERSIGNED AND LENDER”. In the event that Lender fails to respond to the leasing matter in question within such time, Lender’s approval shall be deemed given for all purposes. Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender, including, without limitation, lease comparables and other market information as reasonably required by Lender.

(g) Notwithstanding the foregoing, (I) any Lease executed on or after the date hereof and prior to the Master Lease Termination (defined below) shall expressly provide that in the event the Master Lease is terminated, the Tenant under such Lease shall automatically attorn to Borrower as Landlord thereunder, and (II) Borrower shall, within five (5) days of the consummation of the 1031 Exchange Transfer (hereafter defined), (i) cause the landlord’s interest in each of the Leases at the Property (excluding the Master Lease) to be transferred to each of Vista and Stonecrest (in their capacity as tenants-in-common and fee owners of the Property) ), to the extent not already held by them, in a manner which is enforceable under Applicable Law, (ii) cause the portion of the name of each of the Accounts (as defined in the Cash Management Agreement) relating to the Master Lessee to be changed to the name of Borrower, (iii) cause the Master Lessee’s interest in the Management Agreement to be transferred to Borrower, (iv) after the transfer in clause (i) above is consummated, terminate the Master Lease, and (v) concurrently with the termination of the Master Lease, provide written notice of such termination to Lender together with all documents or other instruments evidencing such termination and the consummation of the conditions contained in (i) through (iv) above (satisfaction of (i) through (v) above is collectively herein referred to as the “Master Lease Termination”).

(h) Notwithstanding anything to the contrary contained herein or in any other Loan Document, prior to the Master Lease Termination, any warranties, covenants or obligations of Borrower herein or in any Loan Document relating to the use or operation of the Property or any other provisions relating to items which, by virtue of the Master Lease, are wholly or partially within the Master Lessee’s control, then each such warranty, covenant or obligation shall be deemed to impose an obligation upon Borrower to cause Master Lessee to comply with the applicable term or provision hereof or of the other Loan Documents and Borrower shall not be deemed to be relieved of any such warranty, covenant or obligation by virtue of the Master Lease.

(i) Notwithstanding anything to the contrary contained herein or in any other Loan Document, all Leases and renewals of Leases executed after the Anticipated Maturity Date shall be subject to Lender’s prior approval, which approval may be granted or withheld in Lender’s reasonable discretion.

Section 3.8. MAINTENANCE OF PROPERTY. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.6 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof which may have a material adverse affect on the use, operation or value of the Property. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender.

Section 3.9. WASTE. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of this Security Instrument. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

Section 3.10. COMPLIANCE WITH LAWS. Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting or which may be interpreted to affect the Property, or the use thereof (“Applicable Laws”). Borrower shall from time to time, upon Lender’s request, based on Lender’s belief, in the exercise of Lender’s reasonable judgment, that the Property is in violation of any Applicable Law, provide Lender with evidence satisfactory to Lender that the Property complies with the Applicable Laws which Lender believes the Property is in violation of or is exempt from compliance with such Applicable Laws. Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws.

Section 3.11. BOOKS AND RECORDS. (a) Borrower shall keep adequate books and records of account in accordance with Borrower’s current methods (which such methods are tax basis accounting) or such other method as may be acceptable to Lender in its reasonable discretion, in each case consistently applied (each or any of the foregoing, the “Approved Accounting Method”) and furnish to Lender:

(i) quarterly rent rolls signed, dated and certified by Borrower (or an officer, general partner or principal of Borrower if Borrower is not an individual) to be true and complete to the best knowledge of such person, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Lender, within thirty (30) days after the end of each calendar quarter;

(ii) a quarterly operating statement of the Property certified by Borrower (or an officer, general partner or principal of Borrower if Borrower is not an individual) to be true and complete to the best knowledge of such person, detailing the total revenues received, total expenses incurred, total capital expenditures (including, but not limited to, all capital improvements (including, but not limited to, tenant improvements)), leasing commissions and other leasing costs, total debt service and total cash flow, and if available, any quarterly operating statement prepared by an independent certified public accountant, within thirty (30) days after the close of each calendar quarter; and

(iii) an annual balance sheet and profit and loss statement of Borrower, prepared and certified by Borrower, and, if available, any financial statements prepared by an independent certified public accountant within ninety (90) days after the close of each fiscal year of Borrower.

(b)

(i) Upon request from Lender, Borrower and its affiliates shall furnish to Lender: (1) an accounting of all security deposits held in connection with any Lease of any part of the Property; and (2) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property and all proposed capital replacements and improvements.

(ii) Beginning with the Fiscal Year (defined below) in which the Anticipated Maturity Date occurs, Lender shall have the right to approve each annual operating budget for the Property, which such budget shall set forth in reasonable detail budgeted monthly operating income and monthly budgeted operating capital and other expenses for the Property. Borrower shall submit to Lender (a) a draft operating budget in form and substance reasonably acceptable to Lender (i) for the Fiscal Year (defined below) in which the Anticipated Maturity Date occurs, no later than ten (10) days prior to the Anticipated Maturity Date, and (ii) for each Fiscal Year thereafter, no later than thirty (30) days prior to the commencement of such Fiscal Year; and (b) a final operating budget in form and substance reasonably acceptable to Lender (i) for the Fiscal Year in which the Anticipated Repayment Date occurs, by no later than the Anticipated Maturity Date, and (ii) for each Fiscal Year thereafter, no later than fifteen (15) days prior to the commencement of such Fiscal Year. In no event shall Lender be required to make any disbursements from the Borrower Expense Account (defined below) until Lender has received the Approved Annual Budget (defined below) for the applicable Fiscal Year. Prior to Lender’s approval of a draft operating budget, the most recent Approved Annual Budget shall apply. Any annual operating budget approved by Lender in accordance with the terms hereof shall be referred to as an “Approved Annual Budget”.

(c) Borrower and its affiliates shall furnish Lender with such other additional financial or management information as may, from time to time, be reasonably required by Lender.

(d) If requested by Lender, Borrower shall provide Lender with the following financial statements (it being understood that Lender shall request (i) full financial statements only if it anticipates that the principal amount of the Loan at the time of Securitization may, or if the principal amount of the Loan at any time during which the Loan is included in a Securitization does, equals or exceeds 20% of the aggregate principal amount of all mortgage loans included in the Securitization and (ii) summaries of such financial statements only if the principal amount of the Loan at any such time equals or exceeds 10% of such aggregate principal amount):

(i) As of the date of the closing of the Loan (the “Closing Date”), a balance sheet with respect to the Property for the two most recent fiscal years of Borrower or Sponsor (each such year, a “Fiscal Year”), meeting the requirements of Section 210.3-01 of Regulation S-X of the Securities Act (defined below) and statements of income and statements of cash flows with respect to the Property for the three most recent Fiscal Years, meeting the requirements of Section 210.3-02 of Regulation S-X, and, to the extent that such balance sheet is more than 135 days old as of the Closing Date, interim financial statements of the Property meeting the requirements of Section 210.3-01 and 210.3-02 of Regulation S-X (all of such financial statements, collectively, the “Standard Statements”); provided, however, to the extent the Property that has been acquired by Borrower from an unaffiliated third party (an “Acquired Property”) and as to which the other conditions set forth in Section 210.3-14 of Regulation S-X for the provision of financial statements in accordance with such Section have been met (other than any Property that is a hotel, nursing home or other property that would be deemed to constitute a business and not real estate under Regulation S-X and as to which the other conditions set forth in Section 210.3-05 of Regulation S-X for provision of financial statements in accordance with such Section have been met ( a “Business Property”)), in lieu of the Standard Statements otherwise required by this Section, Borrower shall instead provide the financial statements required by such Section 210.3-14 of Regulation S-X ; provided, further, however, with respect to any Business Property which is an Acquired Property, Borrower shall instead provide the financial statements required by Section 210.3-05 (such Section 210.3-14 or Section 210.3-05 financial statements referred to herein as (“Acquired Property Statements”)).

(ii) Not later than 30 days after the end of each fiscal quarter following the Closing Date, a balance sheet of the Property as of the end of such fiscal quarter, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for the period commencing on the day following the last day of the most recent Fiscal Year and ending on the date of such balance sheet and for the corresponding period of the most recent Fiscal Year, meeting the requirements of Section 210.3-02 of Regulation S-X (provided, that if for such corresponding period of the most recent Fiscal Year

Acquired Property Statements were permitted to be provided hereunder pursuant to paragraph (i) above, Borrower shall instead provide Acquired Property Statements for such corresponding period). If requested by Lender, Borrower shall also provide “summarized financial information,” as defined in Section 210.1-02(bb) of Regulation S-X, with respect to such quarterly financial statements.

(iii) Not later than 60 days after the end of each Fiscal Year following the Closing Date, a balance sheet of the Property as of the end of such Fiscal Year, meeting the requirements of Section 210.3-01 of Regulation S-X, and statements of income and statements of cash flows of the Property for such Fiscal Year, meeting the requirements of Section 210.3-02 of Regulation S-X. If requested by Lender, Borrower shall provide summarized financial information with respect to such annual financial statements.

(iv) Within ten (10) Business Days after notice from Lender in connection with the Securitization of this Loan, such additional financial statements, such that, as of the date (each a “Disclosure Document Date”) of each Disclosure Document (defined below), Borrower shall have provided Lender with all financial statements as described in paragraph (i) above; provided that the Fiscal Year and interim periods for which such financial statements shall be provided shall be determined as of such Disclosure Document Date.

(v) In the event Lender determines, in connection with a Securitization, that the financial statements required in order to comply with Regulation S-X or Applicable Laws are other than as provided herein, then notwithstanding the provisions of this Section, Lender may request, and Borrower shall promptly provide, such combination of Acquired Property Statements and/or Standard Statements as may be necessary for such compliance.

(vi) Any other or additional financial statements, or financial, statistical or operating information, as shall be required pursuant to Regulation S-X or other Applicable Laws in connection with any Disclosure Document or any filing under or pursuant to the Exchange Act in connection with or relating to a Securitization (hereinafter an “Exchange Act Filing”) or as shall otherwise be reasonably requested by Lender to meet disclosure, Rating Agency or marketing requirements.

(vii) All financial statements provided by Borrower pursuant to this Section shall be prepared in accordance with GAAP, and shall meet the requirements of Regulation S-X and other Applicable Laws. All financial statements relating to a Fiscal Year shall be audited by the independent accountants in accordance with generally accepted auditing standards, Regulation S-X and all other Applicable Laws, shall be accompanied by the manually executed report of the independent accountants thereon, which report shall meet the requirements of Regulation S-X and all other Applicable Laws, and shall be further accompanied by a manually executed written consent of the independent accountants, in form and substance acceptable to Lender, to the inclusion of such financial statements in any Disclosure Document and any Exchange Act Filing and to the use of the name of such independent accountants and the reference to such independent accountants as “experts” in any Disclosure Document and Exchange Act Filing, all of which shall be provided at the same time as the related financial statements are required to be provided. All other financial statements shall be certified by the chief financial officer of Borrower, which certification shall state that such financial statements meet the requirements set forth in the first sentence of this paragraph.

Section 3.12. PAYMENT FOR LABOR AND MATERIALS. Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist (subject to Borrower’s right to contest any such matter as described below) beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof. Nothing contained herein shall, however, affect or impair Borrower’s ability to diligently and in good faith contest any lien or bill for labor or materials, provided that any lien placed upon the Property must be fully and irrevocably discharged (by bond or otherwise) at least 30 days prior to the date such lien could otherwise be foreclosed upon pursuant to Applicable Law.

Section 3.13. PERFORMANCE OF OTHER AGREEMENTS. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing an obligation secured hereby and any amendments, modifications or changes thereto.

Section 3.14. PROPERTY MANAGEMENT.

(a) Borrower shall (i) promptly perform and observe all of the covenants required to be performed and observed by it under the agreement between Manager and Borrower pursuant to which the manager of the Property (the “Manager”) is employed to perform management services for the Property (the “Management Agreement”) and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the material covenants required to be performed and observed by Manager under the Management Agreement. Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to the Property; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect. In the event that Borrower replaces Manager at any time during the term of Loan, such Manager shall be a Qualified Manager (defined below).

(b) In the event that (i) an Event of Default occurs and is not cured within the applicable cure period (if any) or waived, (ii) Manager shall become insolvent or a debtor in a proceeding under any applicable Insolvency Laws (as defined in the Note), (iii) a material default by Manager has occurred and is continuing under the Management Agreement beyond any applicable grace, notice or cure periods thereunder or (iv) the Anticipated Maturity Date occurs and the Debt is not repaid in full, then, upon the occurrence of any of the events described in clauses (i) through (iv) above, Borrower shall, at Lender’s direction, immediately terminate the Management Agreement and enter into a new property management agreement reasonably acceptable to Lender with a management company reasonably acceptable to Lender, which such new property management company must (i) be a Qualified Manager, (ii) not be an affiliate of, or controlled by, Lender, and (iii) have not provided (nor agreed to provide) Lender (or its affiliates) with any compensation for being so named. In the event Lender directs Borrower to engage a professional third party property manager, then Borrower shall engage such a property manager pursuant to an agreement reasonably acceptable to Lender, and Borrower and such manager shall execute an agreement acceptable to Lender conditionally assigning Borrower’s interest in such management agreement to Lender and subordinating manager’s right to receive fees and expenses under such agreement while the Debt remains outstanding. In no event shall Lender or Borrower be liable for any termination, severance or other fees to Manager or others resulting from any termination of any property management agreement (including, without limitation the Management Agreement).

(c) As used herein, the term “Qualified Manager” shall mean (I) American Assets, Inc. (unless such entity is the entity being replaced as property manager), or (II) a reputable and experienced professional management organization (a) which manages, together with its affiliates, at least 2,000,000 square feet of gross leasable area (including all anchor space), exclusive of the Property and (b) approved by Lender, which approval shall not have been unreasonably withheld and for which Lender shall have received (i) written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, and (ii) with respect to any Affiliated Manager (defined below), a New Non-Consolidation Opinion (defined below).

Article 4. SPECIAL COVENANTS

Borrower covenants and agrees that:

Section 4.1. PROPERTY USE. The Property shall be used only as two retail shopping centers (and, upon the prior written consent of Lender, which consent shall not be unreasonably withheld, related uses typical of a property such as the Property, and allowed by the Property’s zoning classification and all agreements pertaining to the Property) and for no other use without the prior written consent of Lender, which consent may be withheld in Lender’s discretion.

Section 4.2. ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Security Instrument and the Other Security Documents) to be a non exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Security Instrument, as requested by Lender in its reasonable discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(A)	Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3 101(b)(2);

(B)	Less than 25 percent of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R.§ 2510.3 101(f)(2); or

(C)	Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R § 2510.3 101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

Section 4.3. SINGLE PURPOSE ENTITY.

(a) Borrower has not and shall not:

(i) Own any asset or property other than (A) the Property, and (B) incidental personal property necessary for the ownership or operation of the Property.

(ii) Engage in any business other than the ownership, management and operation of the Property or fail to conduct and operate its business as presently conducted and operated.

(iii) Enter into any contract or agreement with any affiliate of Borrower, any constituent party of Borrower or any affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

(iv) Incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Refinanced Loan (defined below) and the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to personal property on commercially reasonable terms and conditions; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Debt. No Indebtedness other than the Debt may be secured (subordinate or pari passu) by the Property. As used above, the “Refinanced Loan” shall mean that certain loan made by Wells Fargo Bank, N.A. to Vista and Stonecrest. With respect to the Refinanced Loan, Borrower hereby represents and warrants that (i) the Refinanced Loan was repaid in full with the proceeds of the Loan, and (ii) neither Borrower nor American Assets, Inc. (“Guarantor”) has any remaining liabilities or obligations in connection with the Refinanced Loan (other than environmental and other limited and customary indemnity obligations).

(v) Make any loans or advances to any third party (including any affiliate or constituent party) or acquire obligations or securities of its affiliates.

(vi) Fail to remain solvent or fail to pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

(vii) Fail to do or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, or permit any constituent party to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such constituent party without the prior consent of Lender in any manner that (i) violates the single purpose covenants set forth in this Section, or (ii) amends, modifies or otherwise changes any provision thereof that by its terms cannot be modified at any time when the Loan is outstanding or by its terms cannot be modified without Lender’s consent.

(viii) Fail to maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party. Borrower’s assets have not been and will not be listed as assets on the financial statement of any other person or entity, provided, however, that Borrower’s assets may be included in a consolidated financial statement of its affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other person or entity and (ii) such assets shall be listed on Borrower’s own separate balance sheet. Borrower will file its own tax returns (to the extent Borrower is required to file any such tax returns) and will not file a consolidated federal income tax return with any other person or entity. Borrower shall maintain its books, records, resolutions and agreements as official records.

(ix) Fail to be, or fail to hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Borrower or any constituent party of Borrower), fail to correct any known misunderstanding regarding its status as a separate entity, fail to conduct business in its own name, identify itself or any of its affiliates as a division or part of the other, fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an affiliate) among the persons or entities sharing such expenses or fail to maintain and utilize separate stationery, invoices and checks bearing its own name.

(x) Fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(xi) Seek or effect the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of Borrower.

(xii) Commingle the funds and other assets of Borrower with those of any affiliate or constituent party or any other person or entity or fail to hold all of its assets in its own name. Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party or any other person or entity.

(xiii) Guarantee or become obligated for the debts of any other person or entity or hold itself out to be responsible for or have its credit available to satisfy the debts or obligations of any other person or entity.

(xiv) Fail to conduct its business so that the assumptions made with respect to Borrower in that certain non-consolidation opinion delivered by Solomon Ward Seidenwurm & Smith, LLP in connection with the closing of the Loan (together with any subsequently delivered confirmations or amendments thereto or any subsequent substantive non-consolidation opinions, collectively, the “Non-Consolidation Opinion”) shall fail to be true and correct in all respects.

(xv) Permit any affiliate or constituent party independent access to its bank accounts.

(xvi) Fail to pay the salaries of its own employees (if any) from its own funds or fail to maintain a sufficient number of employees (if any) in light of its contemplated business operations.

(xvii) Fail to compensate each of its consultants and agents from its funds for services provided to it or fail to pay from its own assets all obligations of any kind incurred.

(xviii) If Borrower is a single member limited liability company, fail to observe all Delaware limited liability company required formalities.

(xix) own any subsidiary, or make any investment in, any person or entity.

(xx) if Borrower is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of 100% of the board of directors or managers of Borrower (if Borrower is a Delaware single member limited liability company or a corporation) or each SPE Component Entity (defined below) (if Borrower is an entity other than a Delaware single member limited liability company or a corporation), including, without limitation, the Independent Director (defined below), (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Insolvency Laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors.

(b) If Borrower is a partnership or limited liability company (other than a Delaware single member limited liability company), each general partner in the case of a general partnership, each general partner in the case of a limited partnership, or the managing member in the case of a limited liability company (each an “SPE Component Entity”) of Borrower, as applicable, shall be a corporation or a Delaware single member limited liability company whose sole asset is its interest in Borrower. Each SPE Component Entity (i) will own at least a 0.5% direct equity interest in Borrower, (ii) will at all times comply with each of the covenants, terms and provisions contained in Section 4.3(a) above, to the extent applicable, as if such representation, warranty or covenant was made directly by such SPE Component Entity; (iii) will not engage in any business or activity other than owning an interest in Borrower; (iv) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower; (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (vi) will cause Borrower to comply with the provisions of Section 4.3. Prior to the withdrawal or the disassociation of any SPE Component Entity from Borrower, Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation are substantially similar to those of such SPE Component Entity and deliver a New Non-Consolidation Opinion to Lender and the Rating Agencies with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent Borrower is a single member Delaware limited liability company, so long as Borrower maintains such formation status, no SPE Component Entity shall be required.

(c) (i) The organizational documents of each SPE Component Entity (if any) or Borrower (to the extent Borrower is a Delaware single member limited liability company or a corporation) shall provide that at all times there shall be, and Borrower shall cause there to be, at least one duly appointed member of the board of directors or managers (an “Independent Director”) of such SPE Component Entity or Borrower (as applicable) reasonably satisfactory to Lender each of whom are not at the time of such individual’s initial appointment, and shall not have been at any time during the preceding five (5) years, and shall not be at any time while serving as a director of such SPE Component Entity or Borrower (as applicable), either (i) a shareholder (or other equity owner) of, or an officer, director (other than serving as the Independent Director of any of Vista, Stonecrest, Master Lessee or any SPE Component Entity), partner, manager, member (other than as a Special Member in the case of single member Delaware limited liability companies), employee (other than serving as the Independent Director of any of Vista, Stonecrest, Master Lessee or any SPE Component Entity), attorney or counsel of, Borrower, such SPE Component Entity or any of their respective shareholders, partners, members, subsidiaries or affiliates; (ii) a customer or creditor of, or supplier to, Borrower or any of its respective shareholders, partners, members, subsidiaries or affiliates who derives any of its purchases or revenue from its activities with Borrower or such SPE Component Entity or any affiliate of any of them (other than in such person’s employment as the Independent Director of any of Vista, Stonecrest, Master Lessee or any SPE Component Entity); (iii) a Person who Controls (defined below) or is under common Control with any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer; or (iv) a member of the immediate family of any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer.

(ii) The organizational documents of each SPE Component Entity (if any) or Borrower (as applicable) shall provide that the board of directors or board of managers of such SPE Component Entity or Borrower (as applicable) shall not take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires an unanimous vote of the board of directors or managers of such

SPE Component Entity or Borrower (as applicable) unless at the time of such action there shall be at least one member of the board of directors or managers who is an Independent Director. Such SPE Component Entity or Borrower (as applicable) will not, without the unanimous written consent of its board of directors or managers including each Independent Director, on behalf of itself or Borrower, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Insolvency Laws; (ii) seek or consent to the appointment of a receiver, liquidator or any similar official; (iii) take any action that might cause such entity to become insolvent; or (iv) make an assignment for the benefit of creditors.

(d) (i) In the event Borrower or any SPE Component Entity is a single member Delaware limited liability company, the limited liability company agreement of Borrower or such SPE Component Entity (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower or such SPE Component Entity (as applicable) (“Member”) to cease to be the member of Borrower or such SPE Component Entity (as applicable) (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower or such SPE Component Entity (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or such SPE Component Entity (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower or such SPE Component Entity (as applicable) shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower or such SPE Component Entity (as applicable), automatically be admitted to Borrower or such SPE Component Entity (as applicable) (“Special Member”) and shall continue Borrower or such SPE Component Entity (as applicable) without dissolution and (ii) Special Member may not resign from Borrower or such SPE Component Entity (as applicable) or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower or such SPE Component Entity (as applicable) as Special Member in accordance with requirements of Delaware law and (B) such successor Special Member has also accepted its appointment as an Independent Director. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower or such SPE Component Entity (as applicable) upon the admission to Borrower or such SPE Component Entity (as applicable) of a substitute Member, (ii) Special Member shall be a member of Borrower or such SPE Component Entity (as applicable) that has no interest in the profits, losses and capital of Borrower or such SPE Component Entity (as applicable) and has no right to receive any distributions of Borrower or such SPE Component Entity (as applicable) assets, (iii) pursuant to Section 18-301 of the Delaware Limited Liability Company Act (the “Act”), Special Member shall not be required to make any capital contributions to Borrower or such SPE Component Entity (as applicable) and shall not receive a limited liability company interest in Borrower or such SPE Component Entity (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower or such SPE Component Entity (as applicable) and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower or such SPE Component Entity (as applicable), including, without limitation, the merger, consolidation or conversion of Borrower or such SPE Component Entity (as applicable); provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower or such SPE Component Entity (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower or such SPE Component Entity (as applicable) as Special Member, Special Member shall not be a member of Borrower or such SPE Component Entity (as applicable).

(ii) Upon the occurrence of any event that causes the Member to cease to be a member of Borrower or such SPE Component Entity (as applicable), to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower or such SPE Component Entity (as applicable), agree in writing (i) to continue Borrower or such SPE Component Entity (as applicable) and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or such SPE Component Entity (as applicable), effective as of the occurrence of the event that terminated the continued membership of Member of Borrower or such SPE Component Entity (as applicable) in Borrower or such SPE Component Entity (as applicable). Any action initiated by or brought against Member or Special Member under any applicable Insolvency Laws shall not cause Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable) and upon the occurrence of such an event, the business of Borrower or such SPE Component Entity (as applicable) shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or such SPE Component Entity (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any applicable Insolvency Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable).

(e) Borrower shall not change or permit to be changed (a) Borrower’s name, (b) Borrower’s identity (including its trade name or names), (c) Borrower’s principal place of business set forth on the first page of this Security Instrument, (d) the corporate, partnership or other organizational structure of Borrower, each SPE Component Entity (if any), or Guarantor, (e) Borrower’s state of organization, or (f) Borrower’s organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s structure, without first obtaining the prior written consent of Lender. In addition, Borrower shall not change or permit to be changed any organizational documents of Borrower or any SPE Component Entity (if any) if such change would adversely impact the covenants set forth in this Section 4.3. Borrower authorizes Lender to file any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.

(f) Notwithstanding the foregoing, nothing contained in this Section 4.3 shall be deemed to limit Borrower’s ability to own, manage and operate the Property in conjunction with the other entities comprising Borrower or in accordance with the Master Lease (prior to the Master Lease Termination), including, without limitation, the right to operate the Property under a fictitious business name co-owned by Borrowers (or some of them) and, prior to the Master Lease Termination, Master Lessee, to maintain all books and records relating to the Property on a consolidated basis with the other entities comprising Borrower and, prior to the Master Lease Termination, Master Lessee and to commingle the Rents and profits generated by the Property with the other entities comprising Borrower and, prior to the Master Lease Termination, Master Lessee. Furthermore, any act with respect to the Property which is permitted to be taken by “Borrower” may be taken by any of the entities comprising Borrower or, prior to the Master Lease Termination, Master Lessee in conjunction with the other entities comprising Borrower or, prior to the Master Lease Termination, Master Lessee.

(g) The representations, warranties and covenants contained in Section 4.3(a) through (e) above are hereby restated and remade as if all references to “Borrower” therein were instead deemed to be references to Master Lessee; provided, that, (i) any reference therein to the “Property” shall be deemed to refer to Master Lessee’s leasehold interest in the Property under the Master Lease, and (ii) notwithstanding anything to the contrary contained therein, Master Lessee has not and shall not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation). Notwithstanding the foregoing, this Section 4.3 shall cease to apply to Master Lessee after the Master Lease Termination.

Section 4.4. RESTORATION AFTER CASUALTY/CONDEMNATION. In the event of a casualty or a taking by eminent domain, the following provisions shall apply in connection with the Restoration of the Property:

(a) If the Net Proceeds (defined below) shall be less than the amount equal to seven percent (7%) of the original principal amount of the Note (the “Threshold Amount”) and the costs of completing the Restoration shall be less than the Threshold Amount, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Subsection 4.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Security Instrument.

(b) If the Net Proceeds are equal to or greater than the Threshold Amount or the costs of completing the Restoration is equal to or greater than the Threshold Amount, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Subsection 4.4(b). The term “Net Proceeds” for purposes of this Section 4.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Subsection 3.3(a)(i), (iii), (iv) and (x) of this Security Instrument as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same or (ii) the net amount of all awards and payments received by Lender with respect to a taking referenced in Section 3.6 of this Security Instrument, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same, whichever the case may be.

(i) The Net Proceeds shall be made available to Borrower for the Restoration provided that each of the following conditions are met: (A) no Event of Default shall have occurred and be continuing under the Note, this Security Instrument or any of the Other Security Documents or an event which after the passage of time or the giving of notice would constitute an Event of Default; (B) Borrower shall deliver or cause to be delivered to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, reasonably satisfactory to Lender; (C) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration; (D) Borrower shall deliver to Lender, at its expense, the insurance set forth in Subsection 3.3(a)(iii) hereof; (E) Borrower shall commence the Restoration as soon as reasonably practicable and shall diligently pursue the same to satisfactory completion; (F) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note at the Applicable Interest Rate (as defined in the Note), which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Subsection 3.3(a)(ii), if applicable, or (3) by other funds of Borrower which are deposited with Lender prior to the commencement of the Restoration; (G) Lender shall be satisfied that, upon the completion of the Restoration, the (1) fair market value of the Property, as reasonably determined by Lender, is equal to or greater than the fair market value of the Property immediately prior to the casualty or condemnation, and (2) gross cash flow and the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including, without limitation, a Debt Service Coverage Ratio of at least 1.00 to 1.00; (H) Lender shall be reasonably satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Anticipated Maturity Date (as defined in the Note), (2) one (1) year after the occurrence of such fire or other casualty or taking, whichever the case may be, or (3) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to the condition it was in immediately prior to such fire or other casualty or to as nearly as possible the condition it was in immediately prior to such taking, as applicable; (I) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable zoning laws, ordinances, rules and regulations; (J) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with the REA and all applicable governmental laws, rules and regulations (including, without limitation, all applicable Environmental Laws (defined below)); (K) such fire or other casualty or taking, as applicable, does not result in the loss of access to the Property or the Improvements; (L) (1) in the event the Net Proceeds are insurance proceeds, less than thirty-five percent (35%) of each of (i) fair market value of the Property as reasonably determined by Lender, and (ii) rentable area of the Property has been damaged, destroyed or rendered unusable as a result of a casualty or (2) in the event the Net Proceeds are condemnation proceeds, less than fifteen percent (15%) of each of (i) the fair market value of the Property as reasonably determined by Lender and (ii) rentable area of the Property is taken and such land is located along the perimeter or periphery of the Property; and (M) the Required Leases (defined below) shall remain in full force and effect during and after the completion of the Restoration. Lender agrees to use due diligence and good faith efforts to process its determination of Borrower’s compliance with the requirements of this Paragraph 4.4(b)(i) as promptly as possible, recognizing the need for a quick determination in order to avoid delay in Restoration of the Property. As used above, the term “Required Leases” shall mean Leases encumbering, in the aggregate, 65% of the rentable square footage at the Property.

(ii) The Net Proceeds shall be held by Lender, and until disbursed in accordance with the provisions of this Subsection 4.4(b), shall constitute additional security for the Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialmen’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the reasonable satisfaction of Lender and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the title company insuring the lien of this Security Instrument.

(iii) All plans and specifications required in connection with the Restoration shall be subject to prior reasonable review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior reasonable review and acceptance by Lender and the Casualty Consultant. All reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” as used in this Subsection 4.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that 50% of the required Restoration has been completed. There shall be no Casualty Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b) and that all approvals necessary for the re occupancy and use of the Property have been obtained from all appropriate governmental and quasi governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage, provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.4(b) shall constitute additional security for the Obligations.

(vii) With respect to Restorations related to casualties, the excess, if any, of the Net Proceeds, and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b), and the receipt by Lender of evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Security Instrument or any of the Other Security Documents.

(c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 4.4(b)(vii) may, at Lender’s election, be retained and applied by Lender toward the payment of the principal balance of the Debt whether or not then due and payable, either in whole or in part, or disbursed to Borrower. If Lender shall receive and retain Net Proceeds, as permitted above, the lien of this Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt. Notwithstanding the foregoing, if more than 35% of the Debt is repaid through Lender’s application of Net Proceeds to the Debt as permitted above, Lender shall allow Borrower to prepay the balance of the Debt without penalty, provided, that, such prepayment is made by Borrower within one-hundred eighty (180) days of such application by Lender of the Net Proceeds to the Debt.

Section 4.5. COVENANTS RELATING TO 1031 EXCHANGE TRANSFER.

Within one-hundred eighty (180) days of the date hereof, Borrower shall cause the following events to occur (the consummation of each of the following, the “1031 Exchange Transfer”):

(a) 100% of the direct equity interest in Vista shall have been transferred to (i) Vista Hacienda, L.P., a California limited Partnership (“Vista Hacienda”) (provided that, at the time of such transfer, Sponsor Controls Vista Hacienda and owns at least a 51% direct or indirect interest in Vista Hacienda) or (ii) an entity which is Controlled by Sponsor and in which Sponsor owns at least a 51% direct or indirect equity interest, each of which such transfers shall have been made in accordance with the applicable terms and conditions of Section 8.3 hereof (the transfers in (i) or (ii) above, the “1031 Equity Transfer”);

(b) the Junior Loan (as defined in that certain Subordination and Standstill Agreement executed by and among Lender and Guarantor in connection with the Loan (the “Standstill Agreement”) shall have been forgiven or indefeasibly satisfied in full from a source other than the assets of Borrower or Master Lessee or the other income generated by the Property and the Junior Loan Documents (as defined in the Standstill Agreement) shall have been terminated and released of record (if applicable); and

(c) Lender shall have received (i) copies of all documentation relating to the 1031 Exchange Transfer evidencing the consummation thereof, and (ii) a written certification (executed by a responsible officer of Borrower and Guarantor) attesting that (1) the requirements of this Section 4.5 and the applicable requirements of Section 8.3 hereof have each been satisfied, and (2) that there exists no litigation (pending or threatened) or other controversy relating to the 1031 Exchange Transfer between Borrower and Junior Borrower (as defined in the Standstill Agreement (defined below)) or any other person or entity involved therewith.

Section 4.6. TIC AGREEMENT COVENANTS. Until such time as this Security Instrument is released or reconveyed in connection with the repayment of the Debt or such time as the Loan is defeased in full in accordance with the applicable terms and conditions of the Note or such time as Borrowers cease to be tenants-in-common pursuant to a transfer permitted by this Security Instrument, each of Stonecrest and Vista hereby covenant and agree that:

(a) they shall each pay all sums required to be paid under the TIC Agreement pursuant to the provisions thereof;

(b) they shall each diligently perform and observe all of the terms, covenants and conditions of the TIC Agreement;

(c) they shall not, without the prior consent of Lender, surrender the interest in the Property created by the TIC Agreement or terminate or cancel the TIC Agreement or modify, change, supplement, alter or amend the TIC Agreement (either orally or in writing) in any material respect;

(d) neither Vista nor Stonecrest shall institute or prosecute (nor shall Vista or Stonecrest permit any other person or entity to institute or prosecute) an Action for Partition;

(e) each of Vista and Stonecrest hereby waive each of their respective rights to an Action for Partition under the TIC Agreement and under Applicable Law;

(f) notwithstanding (but in no way abrogating or otherwise waiving) the foregoing, if any Action for Partition is brought by either Stonecrest or Vista, the other party shall purchase Stonecrest’s or Vista’s (as applicable) tenancy in common interest in the Property at fair market value;

(g) in the event that the purchase described in subclause (f) shall fail to occur within fifteen (15) Business Days of the occurrence of the aforesaid Action for Partition (or such shorter time period as may be required for this subsection (g) to become effective immediately prior to the consummation of such Action for Partition), Sponsor (through an entity which Sponsor Controls, owns at least a 51% direct or indirect equity interest and which satisfies the criteria set forth in Section 4.3 hereof for single purpose, bankruptcy remote entities) shall purchase such interest at fair market value;

(h) in the event that the purchase described in subclauses (f) or (g) shall occur, the purchasing entity shall execute any documents or instruments reasonably requested by Lender (and shall provide such opinions, title endorsements or other documents or instruments reasonably requested by Lender) to affirm and/or assume the Loan and such entity’s respective obligations thereunder;

(i) (1) any lien rights, indemnity rights, rights of subrogation or rights of first offer, first refusal or other rights to purchase or other similar rights inuring to Vista, Stonecrest, Manager or any other person or entity under the TIC Agreement or Applicable Law are subject and subordinate to the Loan and the Loan Documents and Lender’s rights thereunder and (2) with respect to the aforesaid rights (other than rights to payment from the cash flow of the Property), each applicable person or entity (including, without limitation, Vista and/or Stonecrest) agrees to waive the same or “standstill” with respect to the enforcement of the same until such time as this Security Instrument is released or reconveyed in connection with the repayment of the Debt or such time as the Loan is defeased in full in accordance with the applicable terms and conditions of the Note; and

(j) the sale or issuance of any tenancy in common interests pursuant to the TIC Agreement will not violate any applicable provisions of the Securities Act or the Exchange Act or any other Applicable Law.

With respect to the foregoing covenants, Lender hereby acknowledges and agrees that the same are (i) restrictions customarily imposed by Lender in connection with commercial loans similar to the Loan and (ii) are intended to be restrictions which are “consistent with customary commercial lending practices” within the meaning of the applicable provisions of Revenue Procedure 2002-22. The foregoing covenants shall only be deemed to apply to Stonecrest and Vista so long as they are parties to the TIC Agreement and such covenants shall cease to bind Stonecrest and/or Vista (as applicable) at such time as Stonecrest or Vista ceases to be a party to the TIC Agreement as a result of a transfer permitted under Section 8.4 below.

Section 4.7. REA COVENANTS.

(a) Borrower shall not enter into, terminate or modify any construction, operation and reciprocal easement agreement or similar agreement (including any separate agreement or other agreement between Borrower and one or more other parties to an REA with respect to such REA) affecting the Property or portion thereof (whether one or more, collectively, the “REA”) without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall enforce, comply with, and cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in the REA.

(b) Notwithstanding anything to the contrary contained herein, to the extent Lender’s prior approval is required under Section 4.7(a) above, Lender shall have ten (10) Business Days from receipt of written request and all required information and documentation relating thereto in which to approve or disapprove such matter, provided that such request to Lender is marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF AN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER”. In the event that Lender fails to respond to the matter in question within such time, Lender’s approval shall be deemed given for all purposes. Borrower shall provide Lender with such information and documentation as may be reasonably required by Lender.

Article 5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that:

Section 5.1. WARRANTY OF TITLE. Borrower has good title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the same, and that Borrower possesses an unencumbered fee simple absolute in the Land and the Improvements, and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions (other than standard printed exceptions) shown in the title insurance policy insuring the lien of this Security Instrument (the “Permitted Exceptions”). Borrower shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever. Borrower hereby represents and warrants that none of the Permitted Exceptions will materially and adversely affect the ability of the Borrower to pay in full the Loan, the use of the Property for the use currently being made thereof, the operation of the Property or the value thereof.

Section 5.2. AUTHORITY. Borrower (and the undersigned representative of Borrower, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Borrower’s part to be performed.

Section 5.3. LEGAL STATUS AND AUTHORITY. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State where the Property is located; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower now has and shall continue to have the full right, power and authority to operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Note, this Security Instrument and the Other Security Documents. Borrower’s exact legal name and Borrower’s organization identification number assigned by its state of formation, if any, is correctly set forth on the first page of this Security Instrument.

Section 5.4. VALIDITY OF DOCUMENTS. The execution, delivery and performance of the Note, this Security Instrument and the Other Security Documents and the borrowing evidenced by the Note (i) are within the corporate/partnership/limited liability company (as the case may be) power of Borrower; (ii) have been authorized by all requisite corporate/partnership/limited liability company (as the case may be) action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by laws, partnership, trust or operating agreement, or other governing instrument of Borrower, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby).

Section 5.5. LITIGATION. There is no action, suit or proceeding (including any condemnation or similar proceeding), or any governmental investigation or any arbitration, in each case pending or, to the knowledge of Borrower, threatened against Borrower or the Property before any governmental or administrative body, agency or official which (i) challenges the validity of this Security Instrument, the Note or any of the Other Security Documents or the authority of Borrower to enter into this Security Instrument, the Note or any of the Other Security Documents or to perform the transactions contemplated hereby or thereby or (ii) if adversely determined would have a material adverse effect on the occupancy of the Property or the business, financial condition or results of operations of Borrower or the Property.

Section 5.6. STATUS OF PROPERTY. (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 3.3 hereof, if required under the terms of that section.

(b) Borrower has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(c) The Property and the present and contemplated use and occupancy thereof are in compliance in all material respects with all applicable zoning ordinances, building codes, land use and environmental laws and other similar laws.

(d) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.

(e) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all weather and are physically and legally open for use by the public.

(f) The Property is served by public water and sewer systems.

(g) The Property is free from damage caused by fire or other casualty.

(h) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

(i) Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

(j) All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.

Section 5.7. NO FOREIGN PERSON. Borrower is not a “foreign person” within the meaning of Sections 1445(f)(3) of the Code and the related Treasury Department regulations, including temporary regulations.

Section 5.8. SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

Section 5.9. ERISA COMPLIANCE. (a) As of the date hereof and throughout the term of this Security Instrument, (i) Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the Code, and (ii) the assets of Borrower do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code; and

(b) As of the date hereof and throughout the term of this Security Instrument (i) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA and (ii) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

Section 5.10. LEASES. (a) Borrower is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified rent roll delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (e) none of the Rents have been collected for more than one (1) month in advance; (f) the premises demised under the Leases have been completed for the tenants who have accepted and have taken possession of the same on a rent paying basis; and (g) to the best of Borrower’s knowledge (which for purposes hereof will mean the actual knowledge of Harry Rady), there exist no offsets or defenses to the payment of any portion of the Rents.

Section 5.11. FINANCIAL CONDITION. (a) Borrower is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower has been initiated, and (b) Borrower has received reasonably equivalent value for the granting of this Security Instrument. Borrower has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditors.

Section 5.12. BUSINESS PURPOSES. The loan evidenced by the Note is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

Section 5.13. TAXES. Borrower has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Borrower does not know of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Section 5.14. MAILING ADDRESSES. Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct.

Section 5.15. NO CHANGE IN FACTS OR CIRCUMSTANCES. All information submitted to Lender in connection with any request by Borrower for the loan evidenced by the Note and/or any letter of application, preliminary commitment letter, final commitment letter or other application or letter of intent (including, but not limited to, all financial statements, rent rolls, reports and certificates) were accurate, complete and correct in all respects when delivered. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.

Section 5.16. DISCLOSURE. To the best of Borrower’s knowledge (which for purposes hereof will mean the actual knowledge of Harry Rady) Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Section 5.17. LETTER-OF-CREDIT RIGHTS. If Borrower is at any time a beneficiary under a letter of credit relating to the properties, rights, titles and interests referenced in Section 1.1 of this Security Instrument now or hereafter issued in favor of Borrower, Borrower shall promptly notify Lender thereof and, at the request and option of Lender, Borrower shall, pursuant to an agreement in form and substance satisfactory to Lender, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to Lender of the proceeds of any drawing under the letter of credit or (ii) arrange for Lender to become the transferee beneficiary of the letter of credit, with Lender agreeing in each case that upon an Event of Default, the proceeds of any drawing under the letter of credit are to be applied as provided in Section 11.2 of this Security Agreement.

Section 5.18. AUTHORIZATION TO FILE FINANCING STATEMENTS, POWER OF ATTORNEY. Borrower hereby authorizes Lender at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements with or without the signature of Borrower as authorized by Applicable Law, as applicable to all or part of the fixtures or Personal Property. For purposes of such filings, Borrower agrees to furnish any information requested by Lender promptly upon request by Lender. Borrower also ratifies its authorization for Lender to have filed any like initial financing statements, amendments thereto and continuation statements, if filed prior to the date of this Security Instrument. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Borrower or in Borrower’s own name to execute in Borrower’s name any documents and otherwise to carry out the purposes of this Section 5.18, to the extent that Borrower authorization above is not sufficient. To the extent permitted by law, Borrower hereby ratifies all acts said attorneys-in-fact have lawfully done in the past or shall lawfully do or cause to be in the future by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable.

Section 5.19. MASTER LEASE REPRESENTATIONS. (a) The Master Lease is in full force and effect and has not been modified or amended in any manner whatsoever, (b) there are no material defaults under the Master Lease by Master Lessee or Vista and/or Stonecrest, and, to the best of Borrower’s knowledge, no event has occurred which but for the passage of time, or notice, or both would constitute a material default under the Master Lease, (c) all rents, additional rents and other sums due and payable under the Master Lease as of the date hereof have been paid in full, and (d) neither Master Lessee nor Vista and/or Stonecrest has commenced any action or given or received any notice for the purpose of terminating the Master Lease.

Section 5.20. TIC AGREEMENT REPRESENTATIONS. (a) The TIC Agreement is in full force and effect and has not been modified or amended in any manner whatsoever; (b) there are no material defaults under the TIC Agreement and no event has occurred which but for the passage of time, or notice, or both would constitute a material default under the TIC Agreement, (c) all sums due and payable (if any) under the TIC Agreement as of the date hereof have been paid in full; and (d) neither Vista nor Stonecrest (nor, to the knowledge of Vista and/or Stonecrest, any other person or entity) has (i) commenced any action or given or received any notice for the purpose of terminating the TIC Agreement, or (ii) instituted or prosecuted any action for partition of the Property (or any portion thereof or interest therein) or any similar action pursuant to the TIC Agreement or any other contractual agreement or instrument or under Applicable Law (including, without limitation, common law) (any such action, the “Action for Partition”).

Section 5.21. REA REPRESENTATIONS. With regard to the REA, to the best of Borrower’s knowledge:

(a) neither Borrower, nor any other party is currently in default (nor has any notice been given or received with respect to an alleged or current default) under any of the terms and conditions of the REA, and the REA remains unmodified and in full force and effect;

(b) all easements granted pursuant to the REA which were to have survived the site preparation and completion of construction (to the extent that the same has been completed), remain in full force and effect and have not been released, terminated, extinguished or discharged by agreement or otherwise;

(c) all sums due and owing by Borrower to the other parties to the REA (or by the other parties to the REA to the Borrower) pursuant to the terms of the REA, including without limitation, all sums, charges, fees, assessments, costs, and expenses in connection with any taxes, site preparation and construction, non-shareholder contributions, and common area and other property management activities have been paid, are current, and no lien has attached on the Property (or threat thereof been made) for failure to pay any of the foregoing;

(d) the terms, conditions, covenants, uses and restrictions contained in the REA do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in any Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions; and

(e) the terms, conditions, covenants, uses and restrictions contained in each Lease do not conflict in any manner with any terms, conditions, covenants, uses and restrictions contained in the REA, any other Lease or in any agreement between Borrower and occupant of any peripheral parcel, including without limitation, conditions and restrictions with respect to kiosk placement, tenant restrictions (type, location or exclusivity), sale of certain goods or services, and/or other use restrictions.

Article 6. OBLIGATIONS AND RELIANCES

Section 6.1. RELATIONSHIP OF BORROWER AND LENDER. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, this Security Instrument and the Other Security Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of debtor and creditor.

Section 6.2. NO RELIANCE ON LENDER. The general partners, shareholders, members, principals or other beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.

Section 6.3. NO LENDER OBLIGATIONS. (a) Notwithstanding any of the provisions of this Security Instrument (including, but not limited to, the provisions of Subsections 1.1(f) and (l), Section 1.2 or Section 3.7), Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

(b) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Security Instrument, the Note or the Other Security Documents, including without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

Section 6.4. RELIANCE. Borrower recognizes and acknowledges that in accepting the Note, this Security Instrument and the Other Security Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Article 5 without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Note, this Security Instrument and the Other Security Documents; and that Lender would not be willing to make the loan evidenced by the Note, this Security Instrument and the Other Security Documents and accept this Security Instrument in the absence of the warranties and representations as set forth in Article 5.

Article 7. FURTHER ASSURANCES

Section 7.1. RECORDING OF SECURITY INSTRUMENT, ETC. Borrower forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the Other Security Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses (the “Expenses”) incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the Other Security Documents, any note or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law to do so.

Section 7.2. FURTHER ACTS, ETC. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 7.2.

Section 7.3. CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP LAWS. (a) If any law is enacted or adopted or amended after the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.

(b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.

(c) If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the Other Security Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

Section 7.4. ESTOPPEL CERTIFICATES. (a) After request by Lender, Borrower, within ten (10) Business Days, shall furnish Lender or any proposed assignee or Investor (as defined in Section 19.1) with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the terms of payment and maturity date of the Note, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, Borrower has no actual knowledge of any defaults or events which with the passage of time or the giving of notice or both, would constitute an event of default under the

Note or the Security Instrument, (vii) that the Note and this Security Instrument are valid, legal and binding obligations (except as may be limited by (A) bankruptcy, insolvency or other similar laws affecting the rights of creditors generally and (B) general principles of equity) and have not been modified or if modified, giving particulars of such modification, (viii) whether, to Borrower’s actual knowledge, any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect, (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the actual knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other factual matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

(b) Borrower shall use its commercially reasonable best efforts to deliver to Lender, promptly upon request (provided such request is not made more than once in any calendar year other than any request by Lender made in connection with the securitization of the Loan or following an Event of Default), duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding the Lease as Lender may require, including but not limited to attestations that each Lease covered thereby is in full force and effect (and to the best of lessee’s knowledge) with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.

(c) Lender, by its acceptance of this Security Instrument, agrees to deliver to Borrower promptly upon Borrower’s request therefor (provided such request is not made more than twice in any calendar year) a written statement setting forth the unpaid principal amount of the Note, the accrued and unpaid interest thereon, the date on which an installment of interest and/or principal were last paid thereunder and whether there are any Events of Default which currently exist and are actually known to Lender.

Section 7.5. FLOOD INSURANCE. After Lender’s request, Borrower shall deliver evidence satisfactory to Lender that no portion of the Improvements is situated in a federally designated “special flood hazard area.” or, if any of the Improvements are located within any such area Borrower will obtain and maintain the insurance required prescribed in Section 3.3 hereof, if required under the terms of that section.

Section 7.6. SPLITTING OF SECURITY INSTRUMENT. This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Lender, be split or divided into two or more notes and two or more security instruments, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Borrower, upon written request of Lender and at Lender’s sole cost and expense, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Lender and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of this Security Instrument, and containing terms, provisions and clauses similar to those contained herein and in the Note, and such other documents and instruments as may be required by Lender. Borrower’s obligations hereunder are conditioned upon Lender’s agreement, as evidenced by its acceptance hereof, that such splitting or division shall not result in any additional cost or potential liability to Borrower or any Indemnitor (as defined in the Indemnity Agreement (defined below)) that exceeds that which exists hereunder prior to such splitting or division.

Section 7.7. REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record: (i) with respect to any Loan Document other than the Note, Borrower will issue, in lieu thereof, a replacement of such other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Loan Document in the same principal amount thereof and otherwise of like tenor and (ii) with respect to the Note, (a) Borrower will execute a reaffirmation of the Debt as evidenced by such Note acknowledging that Lender has informed Borrower that the Note was lost, stolen destroyed or mutilated and that such Debt continues to be an obligation and liability of the Borrower as set forth in the Note, a copy of which shall be attached to such reaffirmation or (b) if requested by Lender, Borrower will execute a replacement note, provided, that Lender or Lender’s custodian (at Lender’s option) shall provide to Borrower Lender’s (or Lender’s custodian’s) then standard form of lost note affidavit and indemnity, which such form shall be reasonably acceptable to Borrower.

Article 8. DUE ON SALE/ENCUMBRANCE

Section 8.1. LENDER RELIANCE. Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its general partners, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the loan secured hereby, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.

Section 8.2. NO SALE/ENCUMBRANCE.

(a) Borrower shall not cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a “Prohibited Transfer”), other than pursuant to Leases of space at the Property to tenants in accordance with the applicable provisions hereof, without the prior written consent of Lender.

(b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) any action for partition of the Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by any Borrower, as a tenant-in-common, or by any other person or entity, pursuant to any contractual agreement or other instrument or under Applicable Law (including, without limitation, common law); (v) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; (vi) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vii) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (viii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with the applicable terms and conditions hereof.

Section 8.3. PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Article 8, the following transfers shall not be Prohibited Transfers and shall be permitted without Lender’s consent: (a) a transfer (but not a pledge) by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party, (b) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party, (c) the sale, transfer or issuance of shares of common stock in any Restricted Party that is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange and (d) the 1031 Equity Transfer; provided, however, with respect to the transfers listed in clauses (a), (b) or (d) above, (A) Lender shall receive not less than five (5) days prior written notice thereof, (B) no such transfers shall result in a change in Control of Sponsor or Affiliated Manager (provided, however, a “change in Control” of Sponsor or Affiliated Manager shall not be deemed to have occurred for the purposes of this subsection (B) if any of the persons or entities comprising the definition of “Sponsor” contained herein succeed to the interest of the then current Sponsor and such successor Sponsor Controls the Affiliated Manager), (C) after giving effect to such transfers, Sponsor shall (I) own at least a 51% direct or indirect equity interest in each of Borrower, Master Lessee (if the Master Lease Termination has not occurred) and any SPE Component Entity, (II) Control Borrower, Master Lessee (if the Master Lease Termination has not occurred) and any SPE Component Entity and (III) control the day-to-day operation of the Property, (D) the Property shall continue to be managed by Affiliated Manager or a Qualified Manager, (E) in the case of the transfer of any direct equity ownership interests in Borrower, Master Lessee (if the Master Lease Termination has not occurred) or in any SPE Component Entity, such transfers shall be conditioned upon continued compliance with the relevant provisions of Sections 4.2 and 4.3 hereof, and (F) in the case of (1) the transfer of the management of the Property to a new Affiliated Manager in accordance with the applicable terms and conditions hereof, or (2) the transfer (in one or in a series of transactions) in excess of 49% (in the aggregate) of any equity ownership interests (I) directly in Borrower, Master Lessee (if the Master Lease Termination has not occurred) or in any SPE Component Entity, or (II) in any Restricted Party whose sole asset is a direct or indirect equity ownership interest in Borrower, Master Lessee (if the Master Lease Termination has not

occurred) or in any SPE Component Entity, such transfers shall be conditioned upon delivery to Lender of a substantive non-consolidation opinion, which such opinion shall be provided by outside counsel acceptable to Lender and the Rating Agencies and shall otherwise be in form, scope and substance reasonably acceptable to Lender and acceptable to the Rating Agencies (such opinion, the “New Non-Consolidation Opinion”). For the purposes of the 1031 Equity Transfer, subsection (F) above shall be deemed satisfied to the extent that (i) the substantive non-consolidation opinion delivered in connection with the Loan by Solomon Ward Seidenwurm & Smith, LLP (the “Closing Date Non-Consolidation Opinion”) contains a “pairing” between Vista and (1) the holder of the 100% direct equity interest in Vista following the consummation of the 1031 Equity Transfer, and (2) to the extent that any of the constituent parties of Vista following the consummation of the 1031 Equity Transfer have, as their sole asset, a direct or indirect equity interest in Vista aggregating, together with their affiliates, in excess of 49%, each such constituent party (the parties listed in sub-clauses (1) and (2) above, each a “Required Constituent Party” and, collectively, the “Required Constituent Parties”) or (ii) to the extent that, as of the date of the consummation of the 1031 Equity Transfer, any Required Constituent Party has changed from the parties identified in the Closing Date Non-Consolidation Opinion, Lender is delivered an updated version of Closing Date Non-Consolidation Opinion revised to reflect a new “paring” between Vista and any such new Required Constituent Party.

Section 8.4. ASSUMPTION. Notwithstanding anything to the contrary contained in this Article 8 and in addition to the transfers permitted under Section 8.3, the following transfers shall not be Prohibited Transfers and Lender’s consent to the TIC Assumption (defined below) shall not be required and Lender’s consent to the first four (4) other transfers of the Property (at any time after the first (1st) anniversary of the closing of the Loan or at any time prior to such date if Lender determines that such assignment or transfer will not hinder, delay or prevent Lender from completing a Secondary Market Transaction (as defined in Section 19.3)) shall not be withheld provided that Lender receives sixty (60) days prior written notice of each such transfer hereunder and no Event of Default has occurred and is continuing, and further provided that, the following additional requirements are satisfied:

(a) With respect to (i) the TIC Assumption or the first such transfer, no transfer fee shall be due, (ii) with respect to the second transfer, Borrower shall pay Lender a transfer fee equal to 0.5% of the outstanding principal balance of the Loan at the time of such transfer, and (iii) with respect to the third and fourth such transfer, Borrower shall pay Lender a transfer fee equal to 1.0% of the outstanding principal balance of the Loan at the time of such transfer;

(b) Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with, as applicable, the TIC Assumption and the transfer of the Property (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and, other than with respect to the TIC Assumption, the fees and expenses of the Rating Agencies pursuant to clause (j) below);

(c) Other than in connection with a TIC Assumption, the proposed transferee (the “Transferee”) or Transferee’s Principals (hereinafter defined) must have demonstrated expertise in owning and operating properties similar in location, size and operation to the Property, which expertise shall be reasonably determined by Lender, or, alternatively, must agree to engage a property management company reasonably satisfactory to Lender (which such property management company shall, in any event, be a Qualified Manager). The term “Transferee’s Principals” shall include Transferee’s (A) managing members, general partners or Controlling shareholders and (B) such other members, partners or shareholders which directly or indirectly shall own a 15% or greater interest in Transferee;

(d) Other than in connection with a TIC Assumption, Transferee’s Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender;

(e) Other than in connection with a TIC Assumption, Transferee, Transferee’s Principals and all other entities which may be owned or controlled directly or indirectly by Transferee’s Principals (“Related Entities”) must not have been a party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed transfer of the Property;

(f) Transferee or the assuming Borrower under a TIC Assumption (the “Assuming Borrower”), as applicable, shall assume all of the obligations of Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender;

(g) There shall be no material litigation or regulatory action pending or threatened against, as applicable, Transferee, Transferee’s Principals or Related Entities or Assuming Borrower or Sponsor which is not reasonably acceptable to Lender;

(h) Other than in connection with a TIC Assumption, Transferee’s Principals and Related Entities shall not have defaulted under its or their obligations with respect to any other indebtedness in a manner which is not reasonably acceptable to Lender;

(i) Transferee or Assuming Borrower, as applicable, must be able to satisfy all the covenants set forth in Sections 4.3, and both Transferee and Transferee’s Principals or both Assuming Borrower and Sponsor (as applicable) must be able to satisfy all the covenants set forth in Sections 4.3 and 5.9 hereof, no Event of Default or event which, with the giving of notice, passage of time or both, shall constitute an Event of Default, shall otherwise occur as a result of such transfer, and Transferee and Transferee’s Principals or Assuming Borrower and Sponsor (as applicable) shall deliver (A) all organization documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, and (B) all certificates, agreements and covenants reasonably required by Lender (including, without limitation, hazard insurance endorsements or certificates or other similar evidence that the Policies required hereunder have been obtained or maintained, as applicable);

(j) Other than in connection with a TIC Assumption, Transferee shall be approved by the Rating Agencies selected by Lender;

(k) Transferee or Assuming Borrower, as applicable, shall furnish (I) a New Non-Consolidation Opinion, and (II) an opinion of counsel reasonably satisfactory to Lender and its counsel (A) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, this Security Instrument, the assumption agreement and the other Loan

Documents are valid, binding and enforceable against Transferee or Assuming Borrower, as applicable, in accordance with their terms, and (B) that Transferee or Assuming Borrower, as applicable, and any entity which is a controlling stockholder, member or general partner of Transferee or Assuming Borrower, as applicable, have been duly organized, and are in existence and good standing;

(l) Borrower shall deliver, at its sole costs and expense, an endorsement to the existing title policy insuring the Security Instrument, as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee or Assuming Borrower, as applicable, as owner of the Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the title policy issued on the date hereof. Immediately upon a transfer of the Property to such Transferee or Assuming Borrower, as applicable, and the satisfaction of all of the above requirements, the named Borrower herein or, in the case of a TIC Assumption, any entity constituting the defined term “Borrower” hereunder other than the Assuming Borrower shall be released from all liability under this Security Instrument, the Note and the Other Security Documents accruing after such transfer, and, in the case of a transfer hereunder other than a TIC Assumption, the Indemnitor under that certain Indemnity Agreement in favor of Lender relating hereto (the “Indemnity Agreement”), dated of even date herewith, shall be released from its obligations and liabilities thereunder accruing after such transfer provided that a new indemnitor approved by Lender, which approval shall be granted or withheld pursuant to Lender’s customary underwriting procedures, enters into and delivers to Lender a new indemnity agreement in the form and content of the Indemnity Agreement. The foregoing release shall be effective upon the date of such transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower; and

(m) Other than in connection with a TIC Assumption, Borrower’s obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section.

Any transfer made pursuant to and in accordance with the terms and provisions of this Section 8.4 shall not be deemed to be a Prohibited Transfer. A consent by Lender with respect to a transfer of the Property in its entirety to, and the related assumption of the Loan by, a Transferee pursuant to this Section shall not be construed to be a waiver of the right of Lender to consent to any subsequent transfer of the Property.

Section 8.5. LENDER’S RIGHTS. Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and an assumption of the Note and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) receipt of payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) receipt of written confirmation from the Rating Agencies that the Prohibited Transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, (d) the proposed transferee’s continued compliance with the covenants set forth in this Security Instrument (including, without limitation, the covenants in Sections 4.2 and 4.3) and the other Loan

Documents, (e) a new manager for the Property and a new management agreement satisfactory to Lender, and (f) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender’s consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.

Section 8.6. DEFINITIONS. As used in this Article 8, the following terms shall have the following meanings:

(a) “Affiliated Manager” shall mean any managing agent of the Property in which Borrower, Master Lessee, Guarantor, Sponsor, any SPE Component Entity or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

(b) “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of an entity, whether through ownership of voting securities, by contract or otherwise.

(c) “Restricted Party” shall mean Borrower, Master Lessee (if the Master Lease Termination has not yet occurred), Guarantor, Sponsor, any SPE Component Entity, any Affiliated Manager, or any shareholder, partner, member, non-member manager or any direct or indirect legal or beneficial owner of any of the foregoing.

(d) “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

(e) “Sponsor” shall mean (i) Guarantor, (ii) a Rady Family Entity or (iii) a Qualified Equityholder; provided, that, as a condition precedent to any transfer of Guarantor’s or the Rady Family Entity’s interest as “Sponsor” to a Qualified Equityholder, Borrower shall pay Lender a transfer fee in an amount equal to (1) with respect to the first such transfer, $0.00, (2) with respect to the second such transfer, 0.5% of the outstanding principal balance of the Loan at the time of such transfer, and (3) with respect to any subsequent transfer, 1.0% of the outstanding principal balance of the Loan at the time of such transfer

(f) “Qualified Equityholder” shall mean

(A) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such person or entity referred to in this clause (A) satisfies the Eligibility Requirements;

(B) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such person or entity referred to in this clause (B) satisfies the Eligibility Requirements;

(C) an institution substantially similar to any of the foregoing entities described in clauses (A) or (B) that satisfies the Eligibility Requirements;

(D) any entity Controlled by any of the entities described in clauses (A), (B) or (C) above;

(E) a Qualified Trustee in connection with a securitization of, the creation of collateralized debt obligations (“CDO”) secured by or financing through an “owner trust” of, the Loan (collectively, “Securitization Vehicles”), so long as (A) the special servicer or manager of such Securitization Vehicle has the Required Special Servicer Rating and (B) the entire “controlling class” of such Securitization Vehicle, other than with respect to a CDO Securitization Vehicle, is held by one or more entities that are otherwise Qualified Equityholders under clauses (A), (B), (C) or (D) of this definition; provided that the operative documents of the related Securitization Vehicle require that (1) in the case of a CDO Securitization Vehicle, the “equity interest” in such Securitization Vehicle is owned by one or more entities that are Qualified Equityholders under clauses (A), (B), (C) or (D) of this definition and (2) if any of the relevant trustee, special servicer, manager fails to meet the requirements of this clause (E), such person or entity must be replaced by a Person or entity meeting the requirements of this clause (E) within thirty (30) days; or

(F) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Equityholder under clauses (A), (B), (C) or (D) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Equityholders under clauses (A), (B), (C) or (D) of this definition.

Notwithstanding the foregoing, no person or entity shall be deemed to be a Qualified Equityholder if (y) such person or entity (or any other person or entity owned or Controlled by such person or entity or affiliated with such person or entity) has been, within the last ten (10) years, (I) subject to any material, uncured event of default in connection with a loan financing which resulted in litigation or an acceleration of an indebtedness held by Lender or any other secondary market or institutional lender or (II) the subject of any action or proceeding under applicable Insolvency Laws; or (z) any of the principals or entities which Control such person or entity or own a material direct or indirect equity interest in such person or entity have ever been convicted of a felony.

As used in the above definition of “Qualified Equityholder”, the following terms shall have the following meanings:

(i) “Eligibility Requirements” shall mean, with respect to any person or entity, that such person or entity (i) has total assets (in name or under management) in excess of $750,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $500,000,000 and (ii) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

(ii) “Permitted Fund Manager” shall mean any Person or entity that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $500,000,000 and (iii) not subject to any action or proceeding under any bankruptcy, insolvency, rehabilitation or other similar proceeding.

(iii) “Qualified Trustee” shall mean (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $300,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the Rating Agencies.

(iv) “Required Special Servicer Rating” shall mean (i) a rating of “CSS1” in the case of Fitch, (ii) on the S&P list of approved special servicers in the case of S&P and (iii) in the case of Moody’s, such special servicer is acting as special servicer in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage securities.

(g) “Rady Family Entity” shall mean an entity (i) in which a spouse, siblings, children or grandchildren, nieces, nephews or cousins of Ernest S. Rady or trusts for the benefit of any such persons (collectively, the “Rady Family Group”) own at least a 51% direct or indirect equity interest, and (ii) which is Controlled by one or more members of the Rady Family Group having commercial real estate experience at least comparable to that of the current management of Guarantor.

(h) “TIC Assumption” shall mean the one-time transfer of the ownership interest in the Property currently held by one of the entities comprising the defined term “Borrower” hereunder to the other party comprising the defined term “Borrower” hereunder and such other party’s assumption of the Debt and the other obligations of the transferring Borrower hereunder and under the other Loan Documents in accordance with the terms and conditions set forth in Section 8.4 above.

Article 9. PREPAYMENT

Section 9.1. PREPAYMENT. The Debt may be prepaid only in strict accordance with the express terms and conditions of the Note and this Security Instrument including the payment (if applicable) of any prepayment consideration or premium due under the Note (whether due prior to or after the occurrence of an Event of Default).

Article 10. DEFAULT

Section 10.1. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) if any portion of the Debt is not paid on the date the same is due or if the entire Debt is not paid on or before the Maturity Date; provided, however, Borrower shall not be in default so long as there is sufficient money in the Cash Management Account for payment of all amounts then due and payable (including any deposits into Reserve Accounts (as such term is defined in that certain Reserve Agreement by and among Borrower and Lender executed in connection with the Loan)) and Lender’s access to such money has not been constrained or constricted in any manner;

(b) if any of the Taxes or Other Charges are not paid within ten (10) days following the date the same is due and payable except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument;

(c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender within ten (10) days of Lender’s request;

(d) if the Property is subject to actual waste;

(e) if Borrower or Master Lessee (if the Master Lease Termination has not yet occurred) violates or does not comply with any of the provisions of Sections 3.7 (and does not cure such failure within ten days of written notice) or 4.3 or Articles 8, 12 or 13;

(f) if any representation or warranty of Borrower or any person guaranteeing payment of the Debt or any portion thereof or performance by Borrower of any of the terms of this Security Instrument (including, without limitation, Guarantor) or any general partner, managing member, principal or beneficial owner of any of the foregoing, made herein or any guaranty or indemnity, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

(g) if (i) Borrower or Master Lessee (if the Master Lease Termination has not yet occurred) or any general partner or managing member of Borrower, Master Lessee (if the Master Lease Termination has not yet occurred) or any SPE Component Entity shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower or Master Lessee (if the Master Lease Termination has not yet occurred), or any general partner or managing member of Borrower or Master Lessee (if the Master Lease Termination has not yet occurred), or any SPE Component Entity shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower, Master Lessee (if the Master Lease Termination has not yet occurred), or any general partner or managing member of Borrower or Master Lessee (if the Master Lease Termination has not yet occurred), or any SPE Component Entity any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) there shall be commenced against Borrower or Master Lessee (if the Master Lease Termination has not yet occurred), or any general partner or managing member of Borrower or Master Lessee (if the Master Lease Termination has not yet occurred), or any SPE Component Entity any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (iv) Borrower or Master Lessee (if the Master Lease Termination has not yet occurred), or any general partner or managing member of Borrower or Master Lessee (if the Master Lease Termination has not yet occurred), or any SPE Component Entity shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower or Master Lessee (if the Master Lease Termination has not yet occurred), or any general partner of Borrower, Master Lessee (if the Master Lease Termination has not yet occurred), or any SPE Component Entity shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(h) if Borrower shall be in default under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to this Security Instrument;

(i) Subject to Borrower’s contest rights contained in Section 3.12 hereof, if the Property becomes subject to any mechanic’s, materialman’s or other lien (other than a lien for local real estate taxes and assessments not then due and payable) and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of ninety (90) days;

(j) if any federal tax lien is filed against Borrower, any general partner or managing member of Borrower, or the Property and same is not discharged of record within ninety (90) days after same is filed;

(k) if Borrower fails to cure any violations of Applicable Laws within ninety (90) days, of first having received notice thereof;

(l) if (i) Borrower fails to timely provide Lender with the written certification and evidence referred to in Section 4.2 hereof, or (ii) Borrower consummates a transaction which would cause the Security Instrument or Lender’s exercise of its rights under this Security Instrument, the Note or the Other Security Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans, subjecting Lender to liability for a violation of ERISA or a state statute;

(m) if Borrower shall fail to reimburse Lender on demand, with interest calculated at the Default Rate (defined below), for all Insurance Premiums or Taxes, together with interest and penalties imposed thereon, paid by Lender pursuant to this Security Instrument;

(n) if Borrower shall fail to timely deliver to Lender an estoppel certificate pursuant to the terms of Subsection 7.4(a);

(o) if Borrower shall fail to timely deliver to Lender, after request by Lender, the statements referred to in Section 3.11 in accordance with the terms thereof;

(p) if any default occurs in the performance of any guarantor’s or indemnitor’s (including, without limitation, Guarantor’s) obligations under any guaranty or indemnity executed in connection herewith (including, without limitation, the Indemnity Agreement) and such default continues after the expiration of applicable grace periods set forth in such guaranty or indemnity, or if any representation or warranty of any guarantor or indemnitor thereunder shall be false or misleading in any material respect when made;

(q) if the 1031 Exchange Transfer shall fail to occur within one-hundred eighty (180) days of the date hereof;

(r) if a default shall occur under the Master Lease or if the Master Lease Termination shall fail to occur within five (5) days of the consummation of the 1031 Exchange Transfer;

(s) if for more than thirty (30) days after notice from Lender, Borrower shall continue to be in default under any other term, covenant or condition of the Note, this Security Instrument or the Other Security Documents in the case of any default which can be cured by the payment of a sum of money or for sixty (60) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such sixty (60) day period and Borrower shall have commenced to cure such default within such sixty (60) day period and thereafter diligently and expeditiously proceeds to cure the same, such sixty (60) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days; or

(t) a default beyond applicable notice or cure periods (if any) shall occur under any Other Security Documents.

Section 10.2. LATE PAYMENT CHARGE. If any monthly installment of principal and interest is not paid on the date on which it was due, Borrower shall pay to Lender upon demand an amount equal to the lesser of two and one-half percent (2.5%) of such unpaid portion of the outstanding monthly installment of principal and interest then due or the maximum amount permitted by Applicable Law, to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment, and such amount shall be secured by this Security Instrument and the Other Security Documents.

Section 10.3. DEFAULT INTEREST. Borrower will pay, from the date of an Event of Default through the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full, interest on the unpaid principal balance of the Note at a per annum rate equal to the lesser of (a) four percent (4%) plus the Applicable Interest Rate (as defined in the Note), and (b) the maximum interest rate which Borrower may by law pay or Lender may charge and collect (the “Default Rate”).

Article 11. RIGHTS AND REMEDIES

Section 11.1. REMEDIES. Upon the occurrence of any Event of Default, Borrower agrees that Trustee or Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Borrower and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Trustee or Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Trustee or Lender: (a) declare the entire unpaid Debt to be immediately due and payable; (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner; (c) with or without entry, to the extent permitted and pursuant to the procedures provided by Applicable Law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority; (d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law; (e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the Other Security Documents; (f) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Security Instrument or the Other Security Documents; (g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower or of any person, firm or other entity liable for the payment of the Debt; (h) subject to Applicable Law, and following notice to Borrower, the license granted to Borrower under Section 1.2 shall be revoked (subject to reinstatement as provided herein) and Lender may enter into or upon the Property, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Borrower agrees to surrender possession of the Property and of such books, records and accounts to Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Borrower with respect to the Property, whether in the name of Borrower or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and, subject to the Cash Management Agreement, receive all Rents of the Property and every part thereof; (v) require Borrower to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Borrower; (vi) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Lender shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees; (i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Borrower at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Borrower; (j) apply any sums then deposited in the Escrow Fund and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Other Security Document to the payment of the following items in any order in its discretion: (i) Taxes and Other Charges; (ii) Insurance Premiums; (iii) interest on the unpaid principal balance of the Note; (iv) the unpaid principal balance of the Note; or (v) all other sums payable pursuant to the Note, this Security Instrument and the Other Security Documents, including without limitation advances made by Lender pursuant to the terms of this Security Instrument; (k) surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit on the Debt in such priority and proportion as Lender in its discretion shall deem proper, and in connection therewith, Borrower hereby appoints Lender as agent and attorney in fact (which is coupled with an interest and is therefore irrevocable) for Borrower to collect such Insurance Premiums; (l) pursue such other remedies as Lender may have under Applicable Law; (m) apply the undisbursed balance of any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Debt in such order, priority and proportions as Lender shall deem to be appropriate in its discretion; or (n) under the power of sale hereby granted, Lender shall have the discretionary right to cause some or all of the Property, including any Personal Property, to be sold or otherwise disposed of in any combination and in any manner permitted by Applicable Law.

In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. In the event of a sale, by foreclosure, power of sale, or otherwise, Lender may bid for and acquire the Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the

Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums which Lender is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid. Notwithstanding the provisions of this Section 11.1 to the contrary, if any Event of Default as Subsection 10.1(g) shall occur, the entire unpaid Debt shall be automatically due and payable, without any further notice, demand or other action by Lender.

Section 11.2. APPLICATION OF PROCEEDS. The purchase money, proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender after the occurrence of an Event of Default pursuant to the Note, this Security Instrument or the Other Security Documents, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. Upon any foreclosure sale or sales of all or any portion of the Property under the power of sale herein granted (if any), Lender may bid for and purchase the Property and shall be entitled to apply all or any part of the Debt as a credit to the purchase price.

Section 11.3. RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the Other Security Documents and shall be immediately due and payable upon demand by Lender therefor.

Section 11.4. ACTIONS AND PROCEEDINGS. Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Property.

Section 11.5. RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

Section 11.6. EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Borrower and each other “Indemnitor” under the Indemnity Agreement delivered in connection herewith which reflect upon their financial condition, at the Property or at any office regularly maintained by Borrower or such other Indemnitor or where the books and records are located. Lender and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Borrower and such other Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Borrower and such other Indemnitor where the books and records are located.

Section 11.7. OTHER RIGHTS, ETC. (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Borrower to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the Other Security Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the Other Security Documents.

(b) It is agreed that the risk of loss or damage to the Property is on Borrower, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.

(c) Trustee or Lender may resort for the payment of the Debt to any other security held by Trustee or Lender in such order and manner as Lender, in its discretion, may elect. Trustee or Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Trustee or Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Trustee or Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Trustee and Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Section 11.8. RIGHT TO RELEASE ANY PORTION OF THE PROPERTY. Lender may release any portion of the Property for such consideration as Lender may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

Section 11.9. VIOLATION OF LAWS. If the Property is not in compliance with Applicable Laws, Lender may impose additional requirements upon Borrower in connection herewith including, without limitation, monetary reserves or financial equivalents.

Section 11.10. RIGHT OF ENTRY. Lender and its agents shall have the right to enter and inspect the Property at all reasonable times.

Section 11.11. EXCULPATION. All rights and remedies of Lender under this Security Instrument and the Other Security Documents are expressly made subject to the limitations and exculpations set forth in Article 15, below.

Article 12. ENVIRONMENTAL HAZARDS

Section 12.1. ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants, based upon an environmental assessment of the Property and information that Borrower knows (which for purposes hereof will mean information within the actual knowledge of Harry Rady) that: (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with, if required, Environmental Laws (defined below) and with permits issued pursuant thereto or (ii) fully disclosed to Lender by Borrower in writing or pursuant to the written reports resulting from the environmental assessments of the Property delivered to Lender (the “Environmental Report”); (b) there are no past, present or threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property except as described in the Environmental Report; (c) there is no likely threat of any Release of Hazardous Substances migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property except as described in the Environmental Report; (e) Borrower has not received, any written or oral notice from any person or entity (including but not limited to a governmental entity) relating to any unlawful accumulations of Hazardous Substances or Remediation (defined below) thereof on the Property, or of possible liability of any person or entity pursuant to violation of any Environmental Law in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to conditions in, on, under or from the Property that is known to Borrower (which for purposes hereof will mean the actual knowledge of Harry Rady) and that is contained in Borrower’s files and records, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property.

“Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive

Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right to Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law; conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property. “Hazardous Substances” include but are not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives provided, however, that “Hazardous Substances” shall not include cleaning materials, office supplies, cleaning supplies and other substances commonly used or sold by retail establishments similar to those on the Property in the ordinary course of their business and customarily used at properties similar to the Property, to the extent such materials are used, stored and disposed of in accordance with Environmental Laws.

“Release” of any Hazardous Substance means any unlawful release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

“Remediation” means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance, any actions to prevent, cure or mitigate any Release of any Hazardous Substance, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in Article 12.

Section 12.2. ENVIRONMENTAL COVENANTS. Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the Property: (a) all uses and operations on or of the Property shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances by Borrower, its agents or employees in, on, under or from the Property; (c) Borrower shall not knowingly permit any Hazardous Substances in, on, or under the Property, except those that are in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required; (d) the Property shall be kept free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other person or entity (the “Environmental Liens”); (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.3 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any written request of Lender (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties (as defined herein) shall be entitled to rely on such reports and other results thereof provided, however, that no such request shall be made by Lender unless Lender has reasonable grounds to believe that a Release of Hazardous Substances or a violation of Environmental Law has occurred; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate Remediation of any condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property; (ii) comply with any Environmental Law; (iii) comply with any directive from any governmental authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Borrower shall not do or knowingly allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) Borrower shall immediately notify Lender in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (B) any non compliance with any Environmental Laws related in any way to the Property; (C) any actual or potential Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written or oral notice or other communication which Borrower becomes aware from any source whatsoever (including but not limited to a governmental entity) relating in any way to Hazardous Substances or Remediation thereof affecting the Property, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Article 12. Any failure of Borrower to perform its obligations pursuant to this Section 12.2 shall constitute bad faith waste with respect to the Property.

Section 12.3. LENDER’S RIGHTS. Subject to the rights of quiet enjoyment of tenants under existing Leases, Lender and any other person or entity designated by Lender, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender. The costs and expenses of such assessments shall be borne by Lender except in instances where such report or assessment is performed due to Borrower’s failure to comply with its obligations under Section 12.2(f), in which cases the costs and expenses of such assessments shall be paid for by Borrower.

Article 13. INDEMNIFICATION

Section 13.1. GENERAL INDEMNIFICATION. BORROWER SHALL, AT ITS SOLE COST AND EXPENSE, PROTECT, DEFEND, INDEMNIFY, RELEASE AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL CLAIMS, SUITS, LIABILITIES (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITIES), ACTIONS, PROCEEDINGS, OBLIGATIONS, DEBTS, DAMAGES, LOSSES, COSTS, EXPENSES, DIMINUTIONS IN VALUE, FINES, PENALTIES, CHARGES, FEES, EXPENSES, JUDGMENTS, AWARDS, AMOUNTS PAID IN SETTLEMENT, PUNITIVE DAMAGES, FORESEEABLE AND UNFORESEEABLE CONSEQUENTIAL DAMAGES, OF WHATEVER KIND OR NATURE (INCLUDING BUT NOT LIMITED TO ATTORNEYS’ FEES AND OTHER COSTS OF DEFENSE) (THE “LOSSES”) IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTIES (DEFINED BELOW) AND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATING TO ANY ONE OR MORE OF THE FOLLOWING WHICH SHALL HAVE OCCURRED PRIOR TO THE FORECLOSURE OF THIS SECURITY INSTRUMENT (OR DELIVERY AND ACCEPTANCE OF A DEED IN LIEU OF SUCH FORECLOSURE), EXCEPT TO THE EXTENT ANY OF THE FOLLOWING ARE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN INDEMNIFIED PARTY: (A) ANY AND ALL LAWFUL ACTION THAT MAY BE TAKEN BY LENDER IN CONNECTION WITH THE ENFORCEMENT OF THE PROVISIONS OF THIS SECURITY INSTRUMENT OR THE NOTE OR ANY OF THE OTHER SECURITY DOCUMENTS, WHETHER OR NOT SUIT IS FILED IN CONNECTION WITH SAME, OR IN CONNECTION WITH BORROWER AND/OR ANY PARTNER, JOINT VENTURER OR SHAREHOLDER THEREOF BECOMING A PARTY TO A VOLUNTARY OR INVOLUNTARY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING; (B) ANY ACCIDENT, INJURY TO OR DEATH OF PERSONS OR LOSS OF OR DAMAGE TO PROPERTY OCCURRING IN, ON OR ABOUT THE PROPERTY OR ANY PART THEREOF OR ON THE ADJOINING SIDEWALKS, CURBS, ADJACENT PROPERTY OR ADJACENT PARKING AREAS, STREETS OR WAYS; (C) ANY USE, NONUSE OR CONDITION IN, ON OR ABOUT THE PROPERTY OR ANY PART THEREOF OR ON THE ADJOINING SIDEWALKS, CURBS, ADJACENT PROPERTY OR ADJACENT PARKING AREAS, STREETS OR WAYS; (D) PERFORMANCE OF ANY LABOR OR SERVICES OR THE FURNISHING OF ANY MATERIALS OR OTHER PROPERTY IN RESPECT OF THE PROPERTY OR ANY PART THEREOF; (E) THE FAILURE OF ANY PERSON OTHER THAN AN INDEMNIFIED PARTY TO FILE TIMELY WITH THE INTERNAL REVENUE SERVICE AN ACCURATE FORM 1099 B, STATEMENT FOR RECIPIENTS OF PROCEEDS FROM REAL ESTATE, BROKER AND BARTER EXCHANGE TRANSACTIONS, WHICH MAY BE REQUIRED IN CONNECTION WITH THIS SECURITY INSTRUMENT, OR TO SUPPLY A COPY THEREOF IN A

TIMELY FASHION TO THE RECIPIENT OF THE PROCEEDS OF THE TRANSACTION IN CONNECTION WITH WHICH THIS SECURITY INSTRUMENT IS MADE; (F) ANY FAILURE OF THE PROPERTY TO BE IN COMPLIANCE WITH ANY APPLICABLE LAWS; (G) THE ENFORCEMENT BY ANY INDEMNIFIED PARTY OF THE PROVISIONS OF THIS ARTICLE 13; (H) ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST LENDER BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS CONTAINED IN ANY LEASE; (I) THE PAYMENT OF ANY COMMISSION, CHARGE OR BROKERAGE FEE TO ANYONE WHICH MAY BE PAYABLE IN CONNECTION WITH THE FUNDING OF THE LOAN EVIDENCED BY THE NOTE AND SECURED BY THIS SECURITY INSTRUMENT; OR (J) ANY MISREPRESENTATION MADE BY BORROWER IN THIS SECURITY INSTRUMENT OR ANY OTHER SECURITY DOCUMENT. ANY AMOUNTS PAYABLE TO LENDER BY REASON OF THE APPLICATION OF THIS SECTION 13.1 SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND SHALL BEAR INTEREST AT THE DEFAULT RATE FROM THE DATE LOSS OR DAMAGE IS SUSTAINED BY LENDER UNTIL PAID. AS USED HEREIN, THE TERM “INDEMNIFIED PARTIES” MEANS LENDER, TRUSTEE AND ANY PERSON OR ENTITY WHO IS OR WILL HAVE BEEN INVOLVED IN THE ORIGINATION OF THE LOAN EVIDENCED BY THE NOTE, ANY PERSON OR ENTITY WHO IS OR WILL HAVE BEEN INVOLVED IN THE SERVICING OF THE LOAN EVIDENCED BY THE NOTE, ANY PERSON OR ENTITY IN WHOSE NAME THE ENCUMBRANCE CREATED BY THIS SECURITY INSTRUMENT IS OR WILL HAVE BEEN RECORDED, PERSONS AND ENTITIES WHO MAY HOLD OR ACQUIRE OR WILL HAVE HELD A FULL OR PARTIAL INTEREST IN THE LOAN EVIDENCED BY THE NOTE (INCLUDING, BUT NOT LIMITED TO, INVESTORS (AS DEFINED HEREIN) OR PROSPECTIVE INVESTORS IN THE SECURITIES (AS DEFINED HEREIN), AS WELL AS CUSTODIANS, TRUSTEES AND OTHER FIDUCIARIES WHO HOLD OR HAVE HELD A FULL OR PARTIAL INTEREST IN THE LOAN EVIDENCED BY THE NOTE AS WELL AS THE RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, PARTNERS, EMPLOYEES, AGENTS, SERVANTS, REPRESENTATIVES, CONTRACTORS, SUBCONTRACTORS, AFFILIATES, SUBSIDIARIES, PARTICIPANTS, SUCCESSORS AND ASSIGNS OF ANY AND ALL OF THE FOREGOING (INCLUDING BUT NOT LIMITED TO ANY OTHER PERSON OR ENTITY WHO HOLDS OR ACQUIRES OR WILL HAVE HELD A PARTICIPATION OR OTHER FULL OR PARTIAL INTEREST IN THE LOAN EVIDENCED BY THE NOTE OR THE PROPERTY, WHETHER DURING THE TERM OF THE LOAN EVIDENCED BY THE NOTE OR AS A PART OF OR FOLLOWING A FORECLOSURE OF THE LOAN EVIDENCED BY THE NOTE AND INCLUDING, BUT NOT LIMITED TO, ANY SUCCESSORS BY MERGER, CONSOLIDATION OR ACQUISITION OF ALL OR A SUBSTANTIAL PORTION OF LENDER’S ASSETS AND BUSINESS).

Section 13.2. MORTGAGE AND/OR INTANGIBLE TAX. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the Other Security Document, except for income taxes and franchise taxes (imposed in lieu of income taxes) imposed on an Indemnified Party as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Indemnified Party (excluding a connection arising solely from the Indemnified Party having executed, delivered, or performed its obligations or received a payment under, or enforced, this Security Instrument, the Note and the Other Security Documents) or any political subdivision or taxing authority thereof or therein.

Section 13.3. ERISA INDEMNIFICATION. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.2 or 5.9.

Section 13.4. ENVIRONMENTAL INDEMNIFICATION. BORROWER SHALL, AT ITS SOLE COST AND EXPENSE, PROTECT, DEFEND, INDEMNIFY, RELEASE AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES AND COSTS OF REMEDIATION (WHETHER OR NOT PERFORMED VOLUNTARILY), ENGINEERS’ FEES, ENVIRONMENTAL CONSULTANTS’ FEES, AND COSTS OF INVESTIGATION (INCLUDING BUT NOT LIMITED TO SAMPLING, TESTING, AND ANALYSIS OF SOIL, WATER, AIR, BUILDING MATERIALS AND OTHER MATERIALS AND SUBSTANCES WHETHER SOLID, LIQUID OR GAS) IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTIES, AND DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATING TO ANY ONE OR MORE OF THE FOLLOWING (EXCEPT TO THE EXTENT THAT (I) ANY SUCH CLAIMS, LOSSES OR COSTS ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTIES OR (II) THE SAME RELATE SOLELY TO HAZARDOUS SUBSTANCES FIRST INTRODUCED TO THE PROPERTY BY ANYONE OTHER THAN BORROWER, ITS AGENTS OR EMPLOYEES FOLLOWING THE FORECLOSURE OF THIS SECURITY INSTRUMENT (OR THE DELIVERY AND ACCEPTANCE OF A DEED IN LIEU OF SUCH FORECLOSURE), THE EXPIRATION OF ANY RIGHT OF REDEMPTION WITH RESPECT THERETO AND THE OBTAINING BY THE PURCHASER AT SUCH FORECLOSURE SALE OR GRANTEE UNDER SUCH DEED OF POSSESSION OF THE PROPERTY): (A) ANY PRESENCE OF ANY HAZARDOUS SUBSTANCES IN, ON, ABOVE, OR UNDER THE PROPERTY; (B) ANY PAST, PRESENT OR THREATENED RELEASE OF HAZARDOUS SUBSTANCES IN, ON, ABOVE, UNDER OR FROM THE PROPERTY; (C) ANY ACTIVITY BY BORROWER, ANY PERSON OR ENTITY AFFILIATED WITH BORROWER OR ANY TENANT OR OTHER USER OF THE PROPERTY IN CONNECTION WITH ANY ACTUAL, PROPOSED OR THREATENED USE, TREATMENT, STORAGE, HOLDING, EXISTENCE, DISPOSITION OR OTHER RELEASE, GENERATION, PRODUCTION, MANUFACTURING, PROCESSING, REFINING, CONTROL, MANAGEMENT, ABATEMENT, REMOVAL, HANDLING,

TRANSFER OR TRANSPORTATION TO OR FROM THE PROPERTY OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED IN, UNDER, ON OR ABOVE THE PROPERTY; (D) ANY ACTIVITY BY BORROWER, ANY PERSON OR ENTITY AFFILIATED WITH BORROWER OR ANY TENANT OR OTHER USER OF THE PROPERTY IN CONNECTION WITH ANY ACTUAL OR PROPOSED REMEDIATION OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED IN, UNDER, ON OR ABOVE THE PROPERTY, WHETHER OR NOT SUCH REMEDIATION IS VOLUNTARY OR PURSUANT TO COURT OR ADMINISTRATIVE ORDER, INCLUDING BUT NOT LIMITED TO ANY REMOVAL, REMEDIAL OR CORRECTIVE ACTION; (E) ANY PAST, PRESENT OR THREATENED NON COMPLIANCE OR VIOLATIONS OF ANY ENVIRONMENTAL LAWS (OR PERMITS ISSUED PURSUANT TO ANY ENVIRONMENTAL LAW) IN CONNECTION WITH THE PROPERTY OR OPERATIONS THEREON, INCLUDING BUT NOT LIMITED TO ANY FAILURE BY BORROWER, ANY PERSON OR ENTITY AFFILIATED WITH BORROWER OR ANY TENANT OR OTHER USER OF THE PROPERTY TO COMPLY WITH ANY ORDER OF ANY GOVERNMENTAL AUTHORITY IN CONNECTION WITH ANY ENVIRONMENTAL LAWS; (F) THE IMPOSITION, RECORDING OR FILING OR THE THREATENED IMPOSITION, RECORDING OR FILING OF ANY ENVIRONMENTAL LIEN ENCUMBERING THE PROPERTY; (G) ANY ADMINISTRATIVE PROCESSES OR PROCEEDINGS OR JUDICIAL PROCEEDINGS IN ANY WAY CONNECTED WITH ANY MATTER ADDRESSED IN ARTICLE 12 AND THIS SECTION 13.4; (H) ANY PAST, PRESENT OR THREATENED INJURY TO, DESTRUCTION OF OR LOSS OF NATURAL RESOURCES IN ANY WAY CONNECTED WITH THE PROPERTY, INCLUDING BUT NOT LIMITED TO COSTS TO INVESTIGATE AND ASSESS SUCH INJURY, DESTRUCTION OR LOSS; (I) ANY ACTS OF BORROWER OR OTHER USERS OF THE PROPERTY IN ARRANGING FOR DISPOSAL OR TREATMENT, OR ARRANGING WITH A TRANSPORTER FOR TRANSPORT FOR DISPOSAL OR TREATMENT, OF HAZARDOUS SUBSTANCES OWNED OR POSSESSED BY SUCH BORROWER OR OTHER USERS, AT ANY FACILITY OR INCINERATION VESSEL OWNED OR OPERATED BY ANOTHER PERSON OR ENTITY AND CONTAINING SUCH OR SIMILAR HAZARDOUS MATERIALS; (J) ANY ACTS OF BORROWER OR OTHER USERS OF THE PROPERTY, IN ACCEPTING ANY HAZARDOUS SUBSTANCES FOR TRANSPORT TO DISPOSAL OR TREATMENT FACILITIES, INCINERATION VESSELS OR SITES SELECTED BY BORROWER OR SUCH OTHER USERS, FROM WHICH THERE IS A RELEASE, OR A THREATENED RELEASE OF ANY HAZARDOUS SUBSTANCE WHICH CAUSES THE INCURRENCE OF COSTS FOR REMEDIATION; (K) ANY PERSONAL INJURY, WRONGFUL DEATH, OR PROPERTY DAMAGE ARISING UNDER ANY STATUTORY OR COMMON LAW OR TORT LAW THEORY, INCLUDING BUT NOT LIMITED TO DAMAGES ASSESSED FOR THE MAINTENANCE OF A PRIVATE OR PUBLIC NUISANCE OR FOR THE CONDUCTING OF AN ABNORMALLY DANGEROUS ACTIVITY ON OR NEAR THE PROPERTY, AND ARISING OUT OF A RELEASE OF ANY HAZARDOUS SUBSTANCE ON, UNDER OR ABOUT THE PROPERTY; AND (L) ANY MISREPRESENTATION OR INACCURACY IN ANY REPRESENTATION OR WARRANTY OR MATERIAL BREACH OR FAILURE TO PERFORM ANY COVENANTS OR OTHER OBLIGATIONS PURSUANT TO ARTICLE 12.

Section 13.5. DUTY TO DEFEND; ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, if they reasonably believe that their interests are not properly being represented by the counsel selected by Borrower, engage their own attorneys and other professionals to defend them. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Article 14. WAIVERS

Section 14.1. WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Note, any of the Other Security Documents, or the Obligations. The foregoing shall not be deemed a waiver of Borrower’s right to assert in a separate proceeding any claim against Lender which otherwise would constitute a defense, setoff, counterclaim or crossclaim of any nature arising from and after the date hereof.

Section 14.2. MARSHALLING AND OTHER MATTERS. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law.

Section 14.3. WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Trustee or Lender except with respect to matters for which this Security Instrument, the Note, or the Other Security Documents specifically and expressly provides for the giving of notice by Trustee or Lender to Borrower and except with respect to matters for which Trustee or Lender is required by Applicable Law to give notice, and Borrower hereby expressly waives the right to receive any notice from Trustee or Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Trustee or Lender to Borrower or as required by law.

Section 14.4. DETERMINATIONS BY LENDER. Except as otherwise specifically set forth in the Note, this Security Instrument, or the Other Security Documents, wherever pursuant to this Security Instrument (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the reasonable determination of Lender applied in good faith. All approvals of or waivers by Lender in respect of any of the terms, conditions or requirements of this Security Instrument must be in writing. No waiver with respect to any condition, breach or other matter shall extend to or be taken in any manner whatsoever to affect any other condition, breach or matter or affect Lender’s rights resulting therefrom.

Section 14.5. SURVIVAL. The indemnifications made pursuant to Sections 13.3 and 13.4 and the representations and warranties, covenants, and other obligations arising under Article 12, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by: any satisfaction or other termination of this Security Instrument, any assignment or other transfer of all or any portion of this Security Instrument or Lender’s interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee), any exercise of Lender’s rights and remedies pursuant hereto including but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the Other Security Documents, any transfer of all or any portion of the Property (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Security Instrument, the Note or the Other Security Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto. Notwithstanding the foregoing, upon a permitted transfer pursuant to Article 8, the transferee Borrower shall be released from any liability thereafter accruing under any such indemnification provision (other than as to matters which have already occurred).

Section 14.6. WAIVER OF TRIAL BY JURY. BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE NOTE, THIS SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

Article 15. EXCULPATION

Section 15.1. EXCULPATION. All rights and remedies of Lender under this Security Instrument and the Other Security Documents are expressly made subject to the limitations and exculpations set forth in Article 14 of the Note, the provisions of which are incorporated herein by this reference.

Article 16. NOTICES

Section 16.1. NOTICES. (a) All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person with receipt acknowledged by the recipient thereof, (ii) one (l) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three

(3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:	Alamo Stonecrest Holdings, LLC Alamo Vista Holdings, LLC 11455 El Camino Real, Suite 200 San Diego, California 92130 Attention: John W. Chamberlain and Robert Barton Fax No.: (619) 350-2620

If to Lender:	Morgan Stanley Mortgage Capital Inc.
1221 Avenue of the Americas
27th Floor
New York, New York 10020
Attention: Stephen Holmes
Facsimile No. (212) 762-9495

or addressed as such party may from time to time designate by written notice to the other parties. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications. For purposes of this Security Instrument, “Business Day” shall mean any day other than Saturday, Sunday or any other day on which banks are authorized or required to close in New York, New York.

Article 17. SERVICE OF PROCESS

Section 17.1. CONSENT TO SERVICE. (a) Borrower will maintain a place of business or an agent for service of process in San Diego County, California and give prompt notice to Lender of the address of such place of business and of the name and address of any new agent appointed by it, as appropriate. Borrower further agrees that the failure of its agent for service of process to give it notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon. If, despite the foregoing, there is for any reason no agent for service of process of Borrower available to be served, and if it at that time has no place of business in San Diego County, California, then Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, to it at its address given in or pursuant to the first paragraph hereof.

Section 17.2. Borrower initially and irrevocably designates John W. Chamberlain with offices on the date hereof at 11455 El Camino Real, Suite 200, San Diego, California 92130, to receive for and on behalf of Borrower service of process with respect to this Security Instrument.

Article 18. APPLICABLE LAW

Section 18.1. CHOICE OF LAW. THIS SECURITY INSTRUMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF TEXAS AND SHALL IN ALL RESPECTS BE GOVERNED,

CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF THE SECURITY INTERESTS GRANTED HEREUNDER IS CONTROLLED BY THE LAW OF THE STATE IN WHICH THE COLLATERAL IS LOCATED.

Section 18.2. USURY LAWS. This Security Instrument and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the Debt at a rate which could subject the holder of the Note to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by Applicable Law to contract or agree to pay. If by the terms of this Security Instrument or the Note, Borrower is at any time required or obligated to pay interest on the Debt at a rate in excess of such maximum rate, the rate of interest under the Security Instrument and the Note shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

Section 18.3. PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

Article 19. SECONDARY MARKET

Section 19.1. TRANSFER OF LOAN. Lender may, at any time, sell, transfer or assign the Note, this Security Instrument and the Other Security Documents, and any or all servicing rights with respect thereto, or grant participations therein or issue mortgage passthrough certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such Securities or any Rating Agency rating such Securities (collectively, the “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt, Sponsor, Indemnitor and to Borrower, and the Property, whether furnished by Borrower, or otherwise, as Lender determines necessary or desirable. Borrower agrees to reasonably cooperate with Lender in connection with any transfer made or any Securities created pursuant to this Security Instrument, including, without limitation, the delivery of an estoppel certificate in accordance therewith, and such other documents as may be reasonably requested by Lender. Borrower shall also furnish and Borrower consents to Lender furnishing to such Investors or such prospective Investors or Rating Agency any and all information concerning the Property, the Leases, the financial condition of Borrower, Indemnitor or Sponsor as may be requested by Lender, any Investor or any prospective Investor or Rating Agency in connection with any sale, transfer or participation interest. Lender may retain or assign responsibility for servicing the Note, this Security Instrument, and the Other Security Documents, or may delegate some or all of such responsibility and/or obligations to a servicer including, but not limited to, any subservicer or master servicer. Lender may make such assignment or delegation on behalf of the Investors if the Note is sold or this Security Instrument or the Other Security Documents are assigned. All references to Lender herein shall refer to and include any such servicer to the extent applicable.

Section 19.2. CONVERSION TO REGISTERED FORM. At the request and the expense of Lender, Borrower shall appoint, as its agent, a registrar and transfer agent (the “Registrar”) reasonably acceptable to Lender which shall maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and Security Instrument (other than Taxes and governmental charges and fees).

Section 19.3. COOPERATION. Borrower acknowledges that Lender and its successors and assigns may (a) sell this Security Instrument, the Note and Other Security Documents to one or more third parties as a whole loan, (b) participate the Loan secured by this Security Instrument to one or more third parties, (c) deposit, through one or a series of transactions, this Security Instrument, the Note and Other Security Documents with one or more trusts, which trusts may sell certificates to third parties evidencing an ownership interest in the trust assets or (d) otherwise sell the Loan or interest therein to third parties (The transaction referred to in clauses (a), (b), (c) and (d) shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (c) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”). Borrower shall cooperate in good faith (provided such cooperation will not result in expense or additional potential liability to Borrower) with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements imposed by any Rating Agency issuing any statistical rating in any Secondary Market Transaction or the requirements of potential investors in any Secondary Market Transaction. Borrower agrees to make upon Lender’s written request, and at no material cost to Borrower, without limitation, all structural or other changes to the Loan (including delivery of one or more new component notes to replace the original Note or modify the original Note to reflect multiple components of the Loan and such new notes or modified note may have different interest rates and amortization schedules), modifications to any documents evidencing or securing the Loan, delivery of opinions of counsel acceptable to the Rating Agencies or potential investors and addressing such matters as the Rating Agencies or potential investors may require; provided, however, notwithstanding anything to the contrary in this Security Instrument, the Note, or the Other Security Documents, Borrower shall not be required to modify any documents evidencing or securing the Loan (or otherwise take any action) which would modify (i) the initial weighted average interest rate payable under the Note, (ii) the stated maturity of the Note, (iii) the aggregate amortization of principal of the Note, (iv) any other material economic term of the Loan, (v) decrease the time periods during which Borrower is permitted to perform its obligations under this Security Instrument or any of the Other Security Documents, or (vi) otherwise increase Borrower’s or Indemnitor’s obligations or decrease any of their rights under the Note, this Security Instrument or any of the other Security Documents except as otherwise expressly permitted herein. Borrower shall provide such information and documents relating to Borrower, Indemnitor, Sponsor, the Property and any tenants of the Improvements as Lender may reasonably request in connection with a Secondary Market Transaction. Lender shall have the right to provide to prospective investors or Rating Agencies any information in its possession, including, without limitation, financial statements relating to Borrower, Sponsor, Indemnitor, the Property and any tenant of the Improvements. Borrower acknowledges that certain information regarding the Loan and the parties thereto, Sponsor and the Property may be included in disclosure documents in connection with the Securitization, including an offering circular, a prospectus, prospectus supplement, private placement memorandum or other offering document (each, an “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and may be made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization.

Article 20. COSTS

Section 20.1. PERFORMANCE AT BORROWER’S EXPENSE. Borrower acknowledges and confirms that Lender may impose certain reasonable administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loan, (b) the release or substitution of collateral therefor, and (c) if the servicer, in its reasonable determination, anticipates that there will occur an Event of Default and the Loan is transferred to a special servicer (the occurrence of any of the above shall be called an “Event”). Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof required by law, regulation, any governmental or quasi governmental authority. Subject to the limitations on cost and expense in Section 19.3 above, Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any Event of Default. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of Lender, whether retained firms, the reimbursement for the expenses of in house staff or otherwise.

Section 20.2. ATTORNEYS’ FEES FOR ENFORCEMENT. (a) Borrower shall pay all reasonable legal fees incurred by Lender in connection with the items set forth in Section 20.1 above, and (b) Borrower shall pay to Trustee or Lender on demand any and all expenses, including legal expenses and attorneys’ fees, reasonably incurred or paid by Trustee or Lender in protecting its interest in the Property or Personal Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Property or Personal Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Trustee or Lender until such expenses are paid by Borrower.

Article 21. DEFINITIONS

Section 21.1. GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word “Borrower” shall mean “each Borrower, each party comprising Borrower (if Borrower consists of more than one person or entity) and any subsequent owner or owners of the Property or any part thereof or any interest therein”; the word “Lender” shall mean “Lender and any subsequent holder of the Note”; the word “Note” shall mean “the Note and any other evidence of indebtedness secured by this Security Instrument”; the word “person” shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees” and “counsel fees” shall include any and all reasonable attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

Article 22. MISCELLANEOUS PROVISIONS

Section 22.1. NO ORAL CHANGE. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 22.2. LIABILITY. If there is more than one Borrower, the obligations and liabilities of each such person hereunder shall be joint and several. This Security Instrument shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 22.3. INAPPLICABLE PROVISIONS. If any term, covenant or condition of the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Note and this Security Instrument shall be construed without such provision.

Section 22.4. HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 22.5. DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 22.6. NUMBER AND GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

Section 22.7. SUBROGATION. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Borrower’s obligations hereunder, under the Note and the Other Security Documents and the performance and discharge of the Other Obligations.

Section 22.8. ENTIRE AGREEMENT. The Note, this Security Instrument and the Other Security Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect thereto. Borrower hereby acknowledges that, except as incorporated in writing in the Note, this Security Instrument and the Other Security Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, this Security Instrument and the Other Security Documents.

Section 22.9. TAX DISCLOSURE. Notwithstanding anything herein or in any other Loan Document to the contrary, except as reasonably necessary to comply with applicable securities laws, each party (and each employee, representative or other agent of each party) hereto may disclose to any and all Persons, without limitation of any kind, any information with respect to the United States federal income “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such parties (or their representatives) relating to such tax treatment and tax structure; provided, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal income tax treatment or tax structure of the transactions contemplated hereby.

Article 23. INTENTIONALLY OMITTED

Article 24. TRUSTEE PROVISIONS

Section 24.1. CONCERNING THE TRUSTEE. Trustee shall be under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee’s reasonable satisfaction. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created, being liable, however, only for gross negligence or willful misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days’ notice to Borrower and to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.

Section 24.2. TRUSTEE’S FEES. Borrower shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.

Section 24.3. CERTAIN RIGHTS. With the approval of Lender, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Note, this Security Instrument or the Other Security Documents, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (iii) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default, negligence, or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or for any error of judgment or act done by Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee’s gross negligence or bad faith, and (iv) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the

Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by Trustee in the performance of Trustee’s duties hereunder and to reasonable compensation for such of Trustee’s services hereunder as shall be rendered.

Section 24.4. RETENTION OF MONEY. All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by applicable law) and Trustee shall be under no liability for interest on any moneys received by Trustee hereunder.

Section 24.5. PERFECTION OF APPOINTMENT. Should any deed, conveyance, or instrument of any nature be required from Borrower by any Trustee or substitute trustee to more fully and certainly vest in and confirm to Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Borrower.

Section 24.6. SUCCESSION INSTRUMENTS. Any substitute trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed, or conveyance, become vested with all the estates, properties, rights, powers, and trusts of its or his/her predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Lender or of the substitute trustee, Trustee ceasing to act shall execute and deliver any instrument transferring to such substitute trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, and trusts of Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the substitute trustee so appointed in Trustee’s place.

Article 25. SPECIAL STATE OF TEXAS PROVISIONS

Section 25.1. INCONSISTENCIES. In the event of any inconsistencies between the terms and conditions of this Article 25 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 25 shall control and be binding.

Section 25.2. PROPERTY GRANTED. The first paragraph of Section 1.1 of Article 1 of this Security Instrument entitled “PROPERTY GRANTED” is hereby deleted and the following paragraph is substituted therefor:

“PROPERTY GRANTED. That Borrower whose address for notice hereunder is 11455 El Camino Real, Suite 200, San Diego, California 92130, in consideration of TEN AND NO/100 DOLLARS ($10.00) cash in hand paid by Trustee, whose address for notice is 98 San Jacinto, Suite 400 Austin, Texas 78701, the receipt of which payment is hereby acknowledged and confessed, and of the debt and trust hereinafter mentioned, has Granted, Bargained, Sold and Conveyed, and by these presents does Grant, Bargain, Sell and Convey unto Trustee, and unto the successor or substitute Trustee hereinafter provided, all right, title and interest now owned or hereafter acquired by Borrower in the following property, rights, interests, and estates now owned, or hereafter acquired by Borrower (collectively, the “Property”) situated in the State of Texas, to-wit:

Section 25.3. LEASES AND RENTS. (a) The following words are hereby added after the words “other mineral royalties and bonuses” in subparagraph (h) of Section 1.1 of Article 1 of this Security Instrument entitled “LEASES AND RENTS”:

“and all rents, revenues, bonus money, royalties, rights, and benefits accruing to Borrower under all present and future oil, gas and mineral leases on any parts of the Land and the Improvements”

(b) The following words are hereby added at the end of Section 11.1(h) hereof:

“Notwithstanding the provisions of this Section hereof, no credit shall be given by Lender for any sum or sums received from the rents, issues and profits of the Property until the money collected is actually received by Lender at its principal office, or at such other place as Lender shall designate in writing, and no such credit shall be given for any uncollected rents or other uncollected amounts or bills, nor shall such credit be given for any rents, issues and profits derived from the Property after foreclosure or other transfer of the Property (or part thereof from which rents, issues and/or profits are derived pursuant to the Security Instrument or by agreement) to Lender or any other third party. Receipt of rents, issues and/or profits by Lender shall not be deemed to constitute a pro-tanto payment of the indebtedness evidenced by, or arising under, this Security Instrument, the Note or any of the other Loan Documents, but shall be applied as provided above.”

Section 25.4. SECURITY AGREEMENT. The following paragraph is hereby added at the end of Section 1.3 of Article 1 of this Security Instrument entitled “Security Agreement”:

“This Security Instrument shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the real property records in the Office of the County Clerk where the Property (including said fixtures) is situated. This Security Instrument shall also be effective as a financing statement covering as-extracted minerals or the like (including oil and gas) and accounts subject to Subsection (4) of Section 9.301 of the Texas Business and Commerce Code, as amended, and is to be filed for record in the real estate records of the county where the Property is situated. The mailing address of Borrower and the address of Lender from which information concerning the security interest may be obtained are set forth above.”

Section 25.5. OTHER RIGHTS. The following is added as Section 11.7(d) hereof:

“(d) In the event of a foreclosure sale, whether made by the Trustee under the terms hereof, or under judgment of a court, the Personal Property and the Property may, at the option of Lender, be sold as a whole.”

Section 25.6. SALE OF PROPERTY. (a) Upon the occurrence of an Event of Default, it shall thereupon be the duty of the above named Trustee, or his successor or substitute, as hereinafter provided, to enforce this trust at the request of any Lender (which request shall be presumed) and to sell the Property with or without first having taken possession of the same and in whole or in part, as the Trustee, or its successor or substitute, may elect (all rights to a marshalling of assets of Borrower being expressly waived hereby) to the highest bidder for cash at public auction at the county courthouse of any County in which the Property is situated, in the area of such courthouse designated for real property foreclosure sales in accordance with applicable law (or in the absence of any such designation, in the area set forth in the notice of sale hereinafter described) on the first Tuesday of any month between the hours of 10:00 A.M. and 4:00 P.M. (commencing at the time stated in the hereinafter described notice of sale or not later than three hours after that time), after giving notice of the time, place and terms of sale and the Property to be sold by (i) the Trustee, or its successor or substitute, or any authorized agent of the foregoing filing a copy of the notice thereof in the office of the County Clerk of each County where the Property is situated and by posting written or printed notice thereof at least twenty-one (21) days preceding the date of said sale at the County Courthouse door of each County where the Property is located, and (ii) the holder of the Debt or any authorized agent of such holder, at least twenty-one (21) days preceding the date of said sale, serving written notice of such proposed sale by certified mail on each debtor obligated to pay the Debt evidenced by the Note according to the records of Lender. Service of such notice to each debtor shall be completed upon deposit of the notice enclosed in a postpaid wrapper, properly addressed to each debtor at the most recent address as shown by the records of Lender, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. After such sale, the Trustee, or its successor or substitute, shall make due conveyance with general warranty to the purchaser or purchasers and the Borrower binds itself, its heirs, assigns, executors, administrators, successors and legal representatives to warrant and forever defend the title of such purchaser or purchasers. Any abstract of title to the Property furnished in connection with the Loan shall be delivered and become the property of the purchaser at said sale. In the event a foreclosure hereunder shall be commenced by the Trustee or his substitute or successor, Lender may at any time before the sale of the Property, direct the said Trustee, or its successor or substitute, to abandon the sale, and may then institute suit for the collection of the Note and the other secured indebtedness, and for the foreclosure of this Security Instrument. It is agreed that if Lender should institute a suit for the collection of the Note or any other secured indebtedness and for the foreclosure of this Security Instrument, Lender may at any time before the entry of a final judgment in said suit dismiss the same, and require the Trustee, his substitute or successor to sell the Property in accordance with the provisions of this Security Instrument.

(b) With respect to the Personal Property, Lender is hereby irrevocably appointed the true and lawful attorney of the Borrower (coupled with an interest), in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Personal Property, and for that purpose Lender may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with such power, Borrower hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Notwithstanding the foregoing, Borrower, if so requested by Lender, shall ratify and confirm any such sale or sales by executing and delivering to Lender or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Lender, for such purpose, and as may be designated in such request. To the extent permitted by law, any such sale or sales made under or by virtue of this Section shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law, and in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar at both in law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof, from, through or under Borrower. Upon any sale made under or by virtue of this Section, Trustee, or its successor or substitute, or Lender may, to the extent permitted by law, bid for and acquire the Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt secured hereby the net sales price after deducting therefrom the expenses of the sale and the cost of the auction and any other sums which Lender is authorized to deduct by law or under this Security Instrument. At any sale pursuant to this Section, whether made under power herein granted, the Texas Property Code, the Texas Business and Commerce Code, or any other legal enactment, or by virtue of any judicial proceeding or any other legal right, remedy or recourse, it shall not be necessary for Lender or Trustee, or its successor or substitute, to be physically present, or to have constructive possession of, the Property, and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually presented and delivered to the purchaser at such sale.

(c) Upon the occurrence of an Event of Default, Lender shall have the right and option to proceed with foreclosure in satisfaction of such item or items by directing the Trustee, or his successor or substitute as hereinafter provided, to proceed as if under a full foreclosure, conducting the sale as herein provided, and without declaring the whole Debt due, and provided that if sale is made because of default as hereinabove mentioned, such sale may be made subject to the unmatured part of the Note and the Debt secured hereby, and it is agreed that such sale, if so made, shall not in any manner affect any other Obligations secured hereby, but as to such other Obligations this Security Instrument and the liens created hereby shall remain in full force and effect just as though no sale had been made under the provisions of this Article. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any other breach of any of the Obligations secured hereby, it being the purpose to provide for a foreclosure and sale of the Property for any matured portion of any of the Debt secured hereby or other items provided for herein without exhausting the power to foreclose and to sell the Property for any other part of the Debt secured hereby whether matured at the time or subsequently maturing.

(d) The proceeds from any such sale shall be applied by the Trustee, or its successor or substitute, as follows:

FIRST, to the payment of the costs and expenses of taking possession of the Property, and of holding, managing, operating, using, leasing, repairing, improving, and selling the same, including without limitation, any one or more of the following to the extent Lender or Trustee, or its successor or substitute, deems appropriate: (1) trustee’s and receiver’s fees; (2) court costs; (3) attorneys’, brokers’, managers’, accountants’, and appraisers’ fees and expenses; (4) cost of advertisement; and (5) the payment of any and all impositions, liens, or other rights, titles or interests equal or superior to the liens and security interests of this Security Instrument (except those to which the Property has been or will be sold subject to and without any way implying Lender’s prior consent to the creation thereof);

SECOND, to the payment of all amounts, other than the principal balance of, and accrued, unpaid interest on, the Debt, which may be due to Lender under the Note to which Borrower is a party, together with interest thereon as provided therein;

THIRD, to the payment of the Debt in the manner set forth in the Note; and

FOURTH, to any person legally entitled thereto.

(e) The Trustee, or its successor or substitute, hereunder shall have the right to sell the Property in whole or in part and in such parcels and order as he may determine, and the right of sale hereunder shall not be exhausted by one or more sales, but successive sales may be had until all of the Property have been legally sold. In the event any sale hereunder is not completed or is defective in the opinion of Lender or the holder of any part of the Debt, such sale shall not exhaust the power of sale hereunder, and Lender or such holder shall have the right to cause a subsequent sale or sales to be made by the Trustee or any successor or substitute Trustee. Likewise, Lender may become the purchaser at any such sale if it is the highest bidder, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Debt owing, in lieu of cash payment.

(f) It shall not be necessary for the Trustee, or its successor or substitute, to have constructively in his possession any part of the real or personal property covered by this Security Instrument, and the title and right of possession of said property shall pass to the purchaser or purchasers at any sale hereunder as fully as if the same had been actually present and delivered. Likewise, on foreclosure of this Security Instrument whether by power of sale herein contained or otherwise, Borrower or any person claiming any part of the Property by, through or under Borrower, shall not be entitled to a marshalling of assets or a sale in inverse order of alienation.

(g) The recitals and statements of fact contained in any notice or in any conveyance to the purchaser or purchasers at any sale hereunder shall be prima facie evidence of the truth of such facts, and all prerequisites and requirements necessary to the validity of any such sale shall be presumed to have been performed.

(h) Any sale under the powers granted by this Security Instrument shall be a perpetual bar against Borrower, its heirs, successors, assigns and legal representatives.

(i) In the event of a foreclosure under the powers granted by this Security Instrument, Borrower, and all other persons in possession of any part of the Property shall be deemed tenants at will of the purchaser at such foreclosure sale and shall be liable for a reasonable rental for the use of the Property; and if any such tenants refuse to surrender possession of the Property upon demand, the purchaser shall be entitled to institute and maintain the statutory action of forcible entry and detainer and procure a writ of possession thereunder, and Borrower expressly waives all damages sustained by reason thereof.

(j) To the extent Section 51.003 of the Texas Property Code, or any amendment thereto or judicial interpretation thereof, requires that the “fair market value” of the Property shall be determined as of the foreclosure date in order to enforce a deficiency against Borrower or any other party liable for the repayment of the Debt, the term “fair market value” shall include those matters required by law and shall also include the additional factors as follows:

(i) The Property is to be valued “AS IS, WHERE IS” and “WITH ALL FAULTS” and there shall be no assumption of restoration of or refurbishment of the Property after the date of foreclosure;

(ii) There shall be an assumption of a prompt resale of the Property for an all cash sales price by the purchaser at the foreclosure so that no extensive holding period should be factored into the determination of “fair market value” of the Property;

(iii) An offset to the fair market value of the Property, as determined hereunder, shall be made by deducting from such value the reasonable estimated closing costs relating to the sale of the Property including but not limited to brokerage commissions, title policy expenses, tax prorations, escrow fees, and other common charges which are incurred by a seller of real property similar to the Property; and

(iv) After consideration of the factors required by law and those required above (including the addition of any income to be generated by the Property), an additional discount factor shall be calculated based upon the estimated time it will take to effectuate a sale of the Property so that the “fair market value” as so determined is discounted to be as of the date of the foreclosure of the Property.

Section 25.7. APPLICATION OF PROCEEDS. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event that Lender or Trustee, in the exercise of its rights or remedies hereunder or under any other Loan Document, elects to apply any sums realized by Lender or Trustee as a result of such exercise of rights or remedies to any amounts due under the Notes in accordance with the applicable terms and conditions hereof and of the other Loan Documents, such sums shall be deemed to be applied to each individual Note in an amount equal to (1) the total amount of sums to be applied, multiplied by (2) the Proportionate Share (hereafter defined) allocated to such Note. As used herein, the term “Proportionate Share” shall mean the amount, expressed as a percentage, obtained by dividing (i) the original principal amount of each applicable Note by (ii) the original principal amount of the Loan as evidenced by all of the Notes.

Section 25.8. HOMESTEAD. The Property forms no part of any property owned, used or claimed by Borrower as a residence or business homestead and is not exempt from forced sale under the laws of the State of Texas. Borrower hereby disclaims and renounces each and every claim to the Property as a homestead.

Section 25.9. FUTURE INDEBTEDNESS. This Security Instrument shall also secure such future or additional indebtedness of Borrower to Lender or such future or additional advances for construction, improvements, preservation, maintenance and operation of the Property and the security for payment of the Debt as may be made by Lender, whether such future advances are obligatory or are to be made at Lender’s option, to Borrower, for any purpose.

Section 25.10. TRADE NAMES. Other than under the trade names “Alamo Quarry”, “Alamo Market” and “Alamo Texas Vista Holdings, LLC”, Borrower does not do any business with respect to the Property under any trade name other than as set forth in the first paragraph hereof.

Section 25.11. ACKNOWLEDGEMENT. EACH OF THE PARTIES HERETO SPECIFICALLY ACKNOWLEDGES AND AGREES (a) THAT IT HAS A DUTY TO READ THIS SECURITY INSTRUMENT AND THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS HEREOF, (b) THAT IT HAS IN FACT READ THIS SECURITY INSTRUMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS SECURITY INSTRUMENT (c) THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS SECURITY INSTRUMENT AND HAS RECEIVED THE ADVICE OF SUCH COUNSEL IN CONNECTION WITH ENTERING INTO THIS SECURITY INSTRUMENT AND (d) THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS SECURITY INSTRUMENT PROVIDE FOR (i) CERTAIN WAIVERS AND FOR (ii) THE ASSUMPTION BY ONE PARTY OF, AND/OR RELEASE OF THE OTHER PARTY FROM, CERTAIN LIABILITIES THAT SUCH PARTY MIGHT OTHERWISE BE RESPONSIBLE FOR UNDER THE LAW. EACH PARTY HERETO FURTHER AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY SUCH PROVISIONS OF THIS SECURITY INSTRUMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT SUCH PROVISIONS ARE NOT “CONSPICUOUS.”

NOTICE PURSUANT TO SECTION 26.02(e) OF THE TEXAS BUSINESS AND COMMERCE CODE: THE NOTE, THIS SECURITY INSTRUMENT AND THE OTHER SECURITY DOCUMENTS CONSTITUTE A WRITTEN LOAN AGREEMENT (AS DEFINED IN SECTION 26(a)(2) OF THE TEXAS BUSINESS AND COMMERCE CODE, AS AMENDED) AND REPRESENT THE FINAL AGREEMENT AND UNDERSTANDING BETWEEN THE LENDER AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR CONTEMPORANEOUS OR SUBSEQUENT AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 25.12. WRITTEN AGREEMENT. It is the intent of Lender and Borrower in the execution of the Note, this Security Instrument and all other instruments now or hereafter securing the Note or executed in connection therewith or under any other written or oral agreement by Borrower in favor of Lender to contract in strict compliance with applicable usury law. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in the Note, this Security Instrument or any other instrument securing the Note or executed in connection herewith, or in any other written or oral agreement by Borrower in favor of Lender, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law; that neither Borrower nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of the Note or the other indebtedness arising under any instrument securing the Note or executed in favor therewith, or in any other written or oral agreement by Borrower in favor of Lender, at a rate in excess of the maximum interest that may be lawfully charged under applicable law; and that the provisions of this subsection shall control over all other provisions of the Note, this Security Instrument and any instruments now or hereafter securing the Note or executed in connection herewith or any other oral or written agreements which may be in apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of the Note is accelerated. If the maturity of the Note shall be accelerated for any reason or if the principal of the Note is paid prior to the end of the term of the Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by the Note exceeds the applicable maximum lawful rate, Lender shall, at its option, either refund to Borrower the amount of such excess or credit the amount of such excess against the principal balance of the Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender shall contract for, charge or receive any amount or amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on the Note or the other indebtedness secured hereby to a rate in excess of that permitted to be charged by applicable law, an amount equal to interest in excess of the lawful rate shall, upon such determination, at the option of Lender, be either immediately returned to Borrower or credited against the principal balance of the Note then outstanding or the other indebtedness secured hereby, in which event any and all penalize of any kind under applicable law as a result of such excess interest shall be inapplicable.

NOTICE OF INDEMNIFICATION

LENDER AND BORROWER EACH HEREBY ACKNOWLEDGE AND AGREE THAT THIS SECURITY INSTRUMENT CONTAINS CERTAIN INDEMNIFICATION OBLIGATIONS AND COVENANTS INCLUDING, WITHOUT LIMITATION, THOSE CONTAINED IN SECTIONS 13.1 AND 13.4 HEREOF) WHICH, IN CERTAIN CIRCUMSTANCES, COULD INCLUDE AN INDEMNIFICATION BY BORROWER OF LENDER FROM CLAIMS OR LOSSES ARISING AS A RESULT OF LENDER’S OWN NEGLIGENCE.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Borrower has executed this instrument the day and year first above written.

ALAMO VISTA HOLDINGS, LLC, a Delaware limited liability company

By:	First American Exchange Company, LLC, a Delaware limited liability company, successor by merger to First American Exchange Company, LLC, a Delaware limited liability company, successor by merger to First American Exchange Corporation of California, a California Corporation, its sole member

	By:	/s/ Laura Taylor
Name: Laura Taylor
Title: Exchange Officer

	By:	/s/ Karl Utzman
Name: Karl Utzman
Title: Exchange Officer

ALAMO STONECREST HOLDINGS, LLC, a Delaware limited liability company

By:	Pacific Stonecrest Holdings, L.P., a California limited partnership, its sole member

	By:	Pacific Stonecrest Assets, Inc., a California corporation, its general partner

		By:	/s/ John Chamberlain
Name: John Chamberlain
Title: President

		By:	/s/ Robert Barton
Name: Robert Barton
Title: CFO

Schedule 1

“Debt Service Coverage Ratio” means the ratio of (a) Net Operating Income, to (b) Annual Debt Service, all as determined by Lender.

“Annual Debt Service” means an amount equal to twelve (12) times the Monthly Payment (as defined in the Note) payable under the Note.

“Net Operating Income” means for the 12-month period immediately preceding the date of calculation, (A) all sustainable Rents and other income received from the Property received from tenants during such 12-month period, less (B) all Operating Expenses for such 12-month period and any Extraordinary Expenses approved by Lender and applicable to such 12-month period.

“Operating Expenses” means the aggregate of the following items: (a) real estate taxes, general and special assessments or similar charges, other than Taxes; (b) sales, use and personal property taxes; (c) management fees of not less than 4% of the gross income derived from the operation of the Property and disbursements for management services whether such services are performed at the Property or off-site; (d) wages, salaries, pension costs and all fringe and other employee-related benefits and expenses, of all employees up to and including (but not above) the level of the on-site manager, engaged in the repair, operation and maintenance of the Property and service to tenants and on-site personnel engaged in audit and accounting functions performed by Borrower; (e) insurance premiums including, but not limited to, casualty, liability, rent and fidelity insurance premiums, other than Insurance Premiums; (f) cost of all electricity, oil, gas, water, steam, HVAC and any other energy, utility or similar item and overtime services, the cost of building and cleaning supplies, and all other administrative, management, ownership, operating, advertising, marketing and maintenance expenses incurred by Borrower (and not paid directly by any tenant) in connection with the operation of the Property; (g) costs of necessary cleaning, repair, replacement, maintenance, decoration or painting of existing improvements on the Property (including, without limitation, parking lots and roadways), of like kind or quality or such kind or quality which is necessary to maintain the Property to the same standards as competitive properties of similar size and location of the Property; (h) the cost of such other maintenance materials, HVAC repairs, parts and supplies, and all equipment to be used in the ordinary course of business, which is not capitalized in accordance with approved accounting method; (i) legal, accounting and other professional expenses incurred in connection with the Property; (j) casualty losses to the extent not reimbursed by a third party; and (k) to the extent not already included in any of (f)-(h) above, a reserve for structural repairs, normalized leasing commissions and tenant improvements equal to the greater of (i) applicable market rates therefore or (ii) the minimum requirements of any Rating Agency therefore. The Operating Expenses shall be based on the above-described items actually incurred or payable on an accrual basis in accordance with the Approved Accounting Method by Borrower during the twelve (12) month period ending one month prior to the date on which the Net Operating Income is to be calculated, with customary adjustments for items such as taxes and insurance which accrue but are paid periodically, as adjusted by Lender to reflect projected adjustments for only those items which are definitively ascertainable and of a fixed amount (for example, real estate taxes) for the subsequent twelve (12) month period beginning on the date on which the net operating income is to be calculated. Notwithstanding the foregoing, the term “Operating Expenses” shall not include (i) depreciation or amortization or any other non-cash item of expense unless approved by Lender, (ii) interest, principal, fees, costs and expense reimbursements of Lender in administering the Loan or exercising remedies under the Note, this Security Instrument or the Other Security Documents; or (iii) any expenditure properly treated as a capital item under the Approved Accounting Method.

“Extraordinary Expenses” means expenses incurred in connection with necessary capital improvements or operating expenses of the Property which were not reasonably anticipated in (i) prior to the Fiscal Year in which the Anticipated Maturity Date occurs, the annual operating budget prepared for the Property (including, without limitation, any budget furnished Lender pursuant to Section 3.11(b) hereof ) and (ii) beginning with the Fiscal Year in which the Anticipated Maturity Date occurs, the Approved Annual Budget, in each case as reasonably approved by Lender; provided, that, with respect to any Extraordinary Expense not contemplated in any Approved Annual Budget, Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense prior to Lender’s approval thereof.

EXHIBIT A

LEGAL DESCRIPTION

TRACT 1: A 53.77 acre (2,342,100 square feet) tract of land out of Lot 1, Block 1, New City Block 8702, ALAMO CEMENT SUBDIVISION, UNIT 5, in the City of San Antonio, Bexar County, Texas, according to plat thereof recorded in Volume 9536, Page 16, Deed and Plat Records of Bexar County, Texas, said 53.77 acre tract of land being more particularly described by metes and bounds shown on Exhibit “A” attached hereto and made a part hereof.

TRACT 2: A 5.202 acre (226,600 square feet), tract of land being all of Lot 6, Block 8, in New City Block 18208, ALAMO CEMENT SUBDIVISION, UNIT-3L, in the City of San Antonio, Bexar County, Texas, according to the map or plat thereof, recorded in Volume 9538, Page 119 of the Deed and Plat Records of Bexar County, Texas, and being more particularly described by metes and bounds shown on Exhibit “B” attached hereto and made a part hereof;

SAVE AND EXCEPT a 0.0092 acre, (400 square feet), water well parcel situated within Lot 6, Block 8, in New City Block 18208, ALAMO CEMENT SUBDIVISION, UNIT-3L, in the City of San Antonio, Bexar County, Texas, according to the map or plat thereof, recorded in Volume 9538, Page 119 of the Deed and Plat Records of Bexar County, Texas and being more particularly described by metes and bounds shown on Exhibit “B” attached hereto and made a part hereof.

TRACT 3: Perpetual non-exclusive easement for ingress and egress over, across and through and for the use and enjoyment of all Common Areas and Greenbelts, as an appurtenance to Tracts 1 and 2 above, as created by and further described in Article VIII of that certain Declaration of Master Covenants, Conditions and Restrictions of Lincoln Heights recorded in Volume 3780, Page 2008 of the Real property Records of Bexar County, Texas, as amended by instrument recorded in Volume 5470, Page 1260 of the Official Public Records of Real Property of Bexar County, Texas.

FIELD NOTES

FOR

A 53.77 acre, or 2,342,100 square foot, tract of land, being out of Lot 1, Block 1, New City Block (N.C.B.) 8702, Alamo Cement Subdivision Unit 5, in the City of San Antonio, Bexar County, Texas, recorded in Volume 9536, Page 16 of the Deed and Plat Records of Bexar County, Texas and being more particularly described as follows

BEGINNING:	At a found 1/2” iron rod with yellow cap marked “Pape-Dawson” in the northeasterly right-of-way line of Basse Road, an 86’ right-of-way, recorded, as Alamo Cement Subdivision Unit 2A, in Volume 9524, Pages 165-168 of said Deed and Plat Records, said point being at the end of the curve return to the southwesterly right-of-way line, of Jones-Maltsberger Road, an 86’ right-of-way, recorded as Alamo Cement Subdivision Unit 3B, in Volume 9525, Page 215 of said Deed and Plat Records, and also being the beginning of a curve to the left;

THENCE:

Southwesterly, along said right-of-way line of Basse Road as follows:

Southwesterly with said curve to the left having a radial bearing of S 49°39’32” E, a radius of 990.00 feet, a central angle of 35°35’17”, a chord bearing and distance of S 22°32’49” W, 605.08 feet and an arc length of 614.92 feet to a found  1/2” iron rod with yellow cap marked “Pape-Dawson” at a point of tangency;

S 04°45’11” W, a distance of 600.89 feet to a found  1/2” iron rod with yellow cap marked “Pape-Dawson” at the beginning of a curve to the right;

Southwesterly with said curve to the right having a radius of 645.00 feet, a central angle of 58°05’10”, a chord bearing and distance of S 33’47’46” W, 626.25 feet and an arc length of 653.90 feet to a found  1/2” iron rod with yellow cap marked “Pape-Dawson” at a point of tangency; and

S 62°50’21” W, a distance of 228.10 feet to a found  1/2” iron rod with yellow cap marked “Pape-Dawson” at the cutback right-of-way line to U.S. Highway 281, a variable width right-of-way (320’ minimum), the southern most corner of this tract;

THENCE:

Departing said Basse Road right-of-way line and along said cutback right-of-way line as follows:

N 61°17’27” W, a distance of 79.41 feet to a found  1/2” iron rod with yellow cap marked “Pape-Dawson”, a point for an angle;

N 61°14’39” W, a distance of 52.62 feet to a found  1/2” iron rod with yellow cap marked “Pape-Dawson”, a point for an angle;

N 48°21’54 W, a distance of 168.17 feet to a found  1/2” iron rod with yellow cap marked “Pape-Dawson”, a point for an angle; and

N 49°27’59” W, a distance of 261.13 feet to a found  1/2” iron rod with yellow cap marked “Pape-Dawson” in the westerly right-of-way line of said U.S. Highway 281, a point for an angle;

Thence:

Along said westerly right-of-way line of U.S. Highway 281 as follows:

N 14°53’44” W, a distance of 188.63 feet to a found  1/2” iron rod with yellow cap marked “Pape-Dawson”, a point for an angle;

N 16°18’48” W, a distance of 283.85 feet to a found  1/2” iron rod with yellow cap marked “Pape-Dawson”, a point for an angle; and

N 15°20’49” W, a distance of 539.02 feet to a found  1/2” iron rod with yellow cap marked “Pape-Dawson” in the southeasterly right-of-way line of the Union Pacific Railroad, a 100’ right-of-way, the westernmost corner of this tract;

Thence:	N 26°00’46” E, departing said U.S. Highway 281 right-of-way line and along said railroad right-of-way line, a distance of 491.97 feet to a found 1/2” iron rod with yellow cap marked “Pape-Dawson”;

Thence:	S 63°59’14’ E, departing said railroad right-of-way a distance of 50.00 feet to a found 1/2” iron rod with yellow cap marked “Pape-Dawson”;

Thence:	N 26°00’46” E, a distance of 100.00 feet to a found 1/2” iron rod with yellow cap marked “Pape-Dawson”;

Thence:	N 63°59’14” W, a distance of 50.00 feet to a found 1/2” iron rod with yellow cap marked “Pape-Dawson” in said railroad right-of-way;

Thence:	N 26°00’46” E, a distance of 113.30 feet along said railroad right-of-way to a found 1/2” iron rod with yellow cap marked “Pape-Dawson”;

Thence:	S 63°59’14” E, departing said railroad right-of-way a distance of 100.00 feet to a found 1/2” iron rod with yellow cap marked “Pape-Dawson”;

Thence:	N 14°13’08” E, a distance of 68.50 feet to a found 1/2” iron rod with yellow cap marked “Pape-Dawson”;

Thence:	N 63°59’14” W, a distance of 86.00 feet to a found 1/2” iron rod with yellow cap marked “Pape-Dawson” in said railroad right-of-way;

Thence:	N 26°00’46” E, a distance of 679.11 feet along said railroad right-of-way to a found 1/2” iron rod with yellow cap marked “Pape-Dawson”, in the southwesterly right-of-way line of the aforementioned Jones-Maltsberger Road, the beginning of a non-tangent curve to the left, and northernmost corner of this tract;

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Thence:

Southeasterly along said right-of-way line of Jones-Maltsberger Road as follows:

Southeasterly with said curve to the left having a radial bearing of N 47°28’30” E, a radius of 693.00 feet, a central angle of 31°58’53” a chord bearing and distance of S 29°49’13” E, 381.82 feet and an arc length of 386.82 feet to a found  1/2” iron rod with yellow cap marked “Pape-Dawson” at a point of tangency;

S 45°48’40” E, a distance of 265.27 feet to a found  1/2” iron rod with yellow cap marked “Pape-Dawson” at the beginning of a curve to the left;

Southeasterly with said curve to the left having a radius of 693.00 feet, a central angle of 24°46’01”, a chord bearing and distance of S 58°11’40” E, 297.23 feet and an arc length of 299.56 feet to, a found  1/2” iron rod with yellow cap marked “Pape-Dawson” at a point of tangency; and

S 70°34’41” E, a distance of 268.46 feet to a found  1/2” iron rod with yellow cap marked “Pape-Dawson” at the beginning of the aforementioned curve return to Basse Road;

Thence:	Along said curve return to the left having a radius of 50.00 feet, a central angle of 110°55’09”, a chord bearing and distance of S 15°07’06” E, 82.37 feet and an arc length of 96.80 feet to the POINT OF BEGINNING and containing 53.77 acres of land in the City of San Antonio, Bexar County, Texas. Said tract being described in accordance with a survey prepared by Pape-Dawson Engineers, Inc.

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FIELD NOTES

FOR

A 5.202 acre, 226,600 square foot, tract of land being all of Lot 6, Block 8, in New City Block 18208, Alamo Cement Subdivision Unit-3L, San Antonio, Bexar County, Texas, as recorded in Volume 9538, Page 119 of the Deed and Plat Records of Bexar County, Texas, SAVE AND EXCEPT a 0.0092 acre, 400 square foot, water well parcel situated within said Lot 6, and being more particularly described as follows:

BEGINNING:	At a found 1/2” iron rod with a yellow cap marked “Pape Dawson,” a point at the northeast intersection of the southeast right-of-way line of a Union Pacific Railroad, a 100-foot right-of-way recorded in Volume 15, Pages 272, 273, and 279 of the Deed Records of Bexar County, Texas, and the northeast right-of-way line of Jones-Maltsberger Road, an 86-foot right-of-way recorded in Volume 9525, Page 215 of the Deed and Plat Records of Bexar County, Texas, the northwest corner of the herein described tract;

Thence:	N 26°00’46” E, (Bearings are based on the above referenced Plat of Alamo Cement Subdivision Unit-3L), departing the northeast line of Jones-Maltsberger Road, coincident with the southeast right-of-way line of the above referenced Union Pacific Railroad, a distance of 278.82 feet to a found 1/2” iron rod with a yellow cap marked “Pape Dawson,” the northern corner of the herein described tract;

Thence:	S 26°33’23” E, departing the southeast right-of-way line of the Union Pacific Railroad, coincident with a remaining portion of Hume’s Farm Subdivision as recorded in Volume 105, Pages 118-119, Deed and Plat Records of Bexar County, Texas, a distance of 668.99 feet to a found “X” in concrete, an angle of the herein described tract;

Thence:	S 69°19’15” E, coincident with a remaining portion of Hume’s Farm Subdivision, a distance of 204.79 feet to a found 1/2” iron rod with a yellow cap marked “Pape Dawson,” the northwest corner of Lot 4, Block 8, New City Block 18208, Los Coyotes Subdivision, recorded in Volume 9533, Page 211 of the Deed and Plat Records of Bexar County, Texas, the northeast corner of the herein described tract;

Thence:	S 20°40’45” W, coincident with the west line of the above referenced Lot 4, a distance of 158.73 feet to a found lead plug with a tack, an angle in Lot 4 and in the herein described tract;

Thence:	S 02°05’14” E, coincident with the west line of Lot 4, a distance of 154.48 feet to a found lead plug with a tack, on the northeast right-of-way line of Jones-Maltsberger Road, the southwest corner of Lot 4, the beginning of a non-tangent curve to the right, and the southeast corner of the herein described tract;

Thence:	231.03 feet, coincident with the northeast right-of-way line of Jones-Maltsberger Road, with the curve to the right, said curve having a radial bearing of N 22°22’56” E, a radius of 607.00 feet, a central angle of 21°48’25” and a chord bearing and distance of N 56°42’52” W, 229.63 feet, to a found 1/2” iron rod with a yellow cap marked “Pape Dawson,” the end of the curve;

Thence:	N 45°48’40” W, coincident with the northeast right-of-way line of Jones-Maltsberger Road, a distance of 265.27 feet to a found 1/2” iron rod with a yellow cap marked “Pape Dawson,” the beginning of a curve to the right;

Thence:	449.73 feet, coincident, with the northeast right-of-way line of Jones-Maltsberger Road, with the curve to the right, said curve having a radius of 607.00 feet, a central angle of 42°27’03”, and a chord bearing and distance of N 24°35’08” W, 439.51 feet, to a found 1/2” iron rod with a yellow cap marked “Pape Dawson,” the end of this curve, and the beginning of another curve to the right;

Thence:	12.82 feet coincident with the northeast right-of-way line of Jones Maltsberger Road, with the curve to the right, said curve having a radius of 25.00 feet, a central angle of 29°22’24”, and a chord bearing and distance of N 11°19’34” E, 12.68 feet, to the POINT OF BEGINNING containing 5.202 acres, said tract being described in accordance with a survey made on the ground and a survey map prepared by Pape-Dawson Engineers, Inc.

SAVE AND EXCEPT

A 0.0092 acre, 400 square foot, tract of land, being out of Lot 6, Block 8, New City Block 18208, Alamo Cement Subdivision Unit-3L recorded in Volume 9538, Page 119 of the Deed and Plat Records of Bexar County, Texas, being a water well parcel situated within said Lot 6, in the city of San Antonio, Bexar County, Texas, said 0.0092 acre tract being more particularly described as follows:

COMMENCING:	At a found 1/2” iron rod with a yellow cap marked “Pape Dawson,” the Northwest corner of Lot 4, Block 8, New City Block 18208, Los Coyotes Subdivision, as recorded in Volume 9533, Page 211 of the Deed and Plat Records of Bexar County, Texas, and the Northeast corner of said Lot 6;

Thence:	S 82’10’58” W, a distance of 244.83 feet to a point, the southwest corner and the POINT OF BEGINNING of the herein described tract;

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Thence:	S 68°55’50” W, a distance of 20.00 feet to a point;

Thence:	N 21°04’10” W, a distance of 20.00 feet to a point;

Thence:	N 68°55’50” E, a distance of 20.00 feet to a point, the northeast corner of the herein described tract;

Thence:	S 21°04’10” E, a distance of 20.00 feet to the POINT OF BEGINNING containing 0.0092 of an acre, said tract being described in accordance with a survey made on the ground and a survey map prepared by Pape-Dawson Engineers, Inc.

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